                                                                    EXHIBIT 3(i)

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
            Under Section 245 of the Delaware General Corporation Law


      We, PAUL FOLEY, President, and J. DONALD McNAMARA, Secretary of THE INTERPUBLIC GROUP OF COMPANIES, INC., a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said corporation as follows:

      FIRST: The name of the Corporation is THE INTERPUBLIC GROUP OF COMPANIES, INC. The name under which it was formed was "McCann-Erickson Incorporated".

      SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State, Dover, Delaware, on the 18th day of September, 1930.

      THIRD: The amendments and the restatement of the Certificate of Incorporation have been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by an affirmative vote of the holders of a majority of all outstanding shares entitled to vote at a meeting of shareholders, and by an affirmative vote of the holders of a majority of all outstanding shares of each class entitled to vote separately as a class, and the capital of the Corporation will not be reduced under or by reason of said amendment.

      FOURTH: The text of the Certificate of Incorporation of said The Interpublic Group of Companies, Inc., as amended, is hereby restated as further amended by this Certificate, to read in full, as follows:

            ARTICLE 1. The name of this Corporation is THE INTERPUBLIC GROUP OF COMPANIES, INC.

            ARTICLE 2. The registered office of the Corporation is located at 306 South State Street in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at said address is the UNITED STATES CORPORATION COMPANY.

            ARTICLE 3. The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it, are:

                  (a) To conduct a general advertising agency, public relations, sales promotion, product development, marketing counsel and market research business, to conduct research in and act as consultant and advisor in respect to all matters pertaining to advertising, marketing, merchandising and distribution of services, products and merchandise of every kind and description, and generally to transact all other business not forbidden by law, and to do every act and thing that may be necessary, proper, convenient or useful for the carrying on of such business.

                  (b) To render managerial, administrative and other services to persons, firms and corporations engaged in the advertising agency, public relations, sales promotion, product development, marketing counsel or market research business.

                  (c) To manufacture, buy, sell, create, produce, trade,
            distribute and otherwise deal in and with motion pictures, television films, slide films, video tapes, motion picture scenarios, stage plays, operas, dramas, ballets, musical comedies, books, animated cartoons, stories and news announcements, of every nature, kind and description.

                  (d) To undertake and transact all kinds of agency and
            brokerage business; to act as agent, broker, attorney in fact, consignee, factor, selling agent, purchasing agent, exporting or importing agent or otherwise for any individual or individuals, association, partnership or corporation; to conduct manufacturing operations of all kinds; to engage in the business of distributors, commission merchants, exporters and importers; to transact a general mercantile business.

                  (e) To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of the Corporation, its subsidiaries and affiliates, or its or their clients.

                  (f) To purchase, lease, hold, own, use, improve, sell, convey, mortgage, pledge, exchange, transfer and otherwise acquire or dispose of and deal in real property, buildings, structures, works and improvements wherever situated, and any interests therein, of every kind, class and description.

                  (g) To manufacture, purchase, own, use, operate, improve,
            maintain, lease, mortgage, pledge, sell or otherwise acquire or dispose of and deal in machinery, equipment, fixtures, materials, tools, supplies and other personal property used in or in connection with any business of the Corporation, either for cash or for credit or for property, stocks or bonds or other consideration as the Board of Directors may determine.

                  (h) To make loans to any person, partnership, company or
            corporation, with or without security.

                  (i) To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, script, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness, book accounts or any other security interest or any other kind of interest, secured or unsecured, issued or created by, or belonging to or standing in the name of, any corporation, joint stock company, syndicate, association, firm, trust or person, public or private, or the government of the United States of America, or any foreign government, or any state, territory, province, municipality or other political subdivision or any governmental agency, and as owner thereof to possess and exercise all of the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

                  (j) To acquire, and pay for in cash, stock or bonds of the
            Corporation or otherwise, the goodwill, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities, of any person, firm, association or corporation.

                  (k) To cause to be formed, merged, consolidated or reorganized and to promote and aid in any way permitted by law the formation, merger, consolidation or reorganization of any corporation.

                  (l) To borrow or raise moneys for any of the purposes of the
            Corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation (including any security interests acquired by the Corporation to secure obligations owing to the Corporation), whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

                  (m) To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted, directly and indirectly.

                  (n) To aid in any manner, any corporation, association, firm or individual, any of whose securities, evidences of indebtedness, obligations or stock are held by the Corporation directly or indirectly, or in which, or in the welfare of which, the Corporation shall have any interest, and to guarantee securities, evidences of indebtedness and obligations of other persons, firms, associations and corporations.

                  (o) To do any and all of the acts and things herein set forth, as principal, factor, agent, contractor, or otherwise, either alone or in company with others; and in general to carry on any other similar business which is incidental or conducive or convenient or proper to the attainment of the foregoing purposes or any of them, and which is not forbidden by law; and to exercise any and all powers which now or hereafter may be lawful for the Corporation to exercise under the laws of the State of Delaware; to establish and maintain offices and agencies within and anywhere outside of the State of Delaware; and to exercise all or any of its corporate powers and rights in the State of Delaware and in any and all other States, territories, districts, colonies, possessions or dependencies of the United States of America and in any foreign countries.

            The objects and purposes specified in the foregoing clauses shall be construed as both purposes and powers and shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but shall be regarded as independent objects and purposes.

            ARTICLE 4. The total number of shares of capital stock which the Corporation shall have authority to issue is Four Million (4,000,000) shares, all of which shall be Common Stock of the par value of Ten Cents ($.10) per share. Without action by the stockholders, such shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors, provided that such consideration shall be not less than par value. Any and all shares so issued, the full consideration for which has been paid or delivered shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payment thereon. No holder of shares shall be entitled as a matter of right, preemptive or otherwise, to subscribe for, purchase or receive any shares of the stock of the Corporation of any class, now or hereafter authorized, or any options or warrants for such stock or securities convertible into or exchangeable for such stock, or any shares held in the treasury of the Corporation.

            ARTICLE 5. The Corporation is to have perpetual existence.

            ARTICLE 6. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

            ARTICLE 7. The number of directors which shall constitute the whole board shall be fixed from time to time by the stockholders or the Board of Directors, but in no case shall the number be less than three.

            ARTICLE 8. In addition to the powers and authority expressly conferred upon them by statute and by this certificate, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to the By-Laws of the Corporation.

            ARTICLE 9. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  (a) To make, alter, amend and rescind the By-Laws of this
            Corporation, without any action on the part of the stockholders except as may be otherwise provided in the By-Laws.

                  (b) To fix and vary from time to time the amount to be
            maintained as surplus, the amount to be reserved as working capital and the amount to be reserved for other lawful purposes.

                  (c) To fix the times for the declaration and payment of
            dividends and the amount thereof, subject to the provisions of
            Article 4 hereof.

                  (d) To borrow or raise moneys for any of the purposes of the
            Corporation, to authorize and cause to be executed mortgages and liens without limit as to amount on the real and personal property of this Corporation or any part thereof, and to authorize the guaranty by the Corporation of securities, evidences of indebtedness and obligations of other persons, firms, associations and corporations.

                  (e) To sell, lease, exchange assign, transfer, convey or
            otherwise dispose of part of the property, assets and effects of this Corporation, less than substantially the whole thereof, on such terms and conditions as it shall deem advisable, without the assent of the stockholders.

                  (f) Pursuant to the affirmative vote of the holders of a
            majority of the capital stock issued and outstanding and entitled to vote thereon, to sell, lease, exchange, assign, transfer and convey or otherwise dispose of the whole or substantially the whole of the property, assets, effects and goodwill, of this Corporation, including the corporate franchise, upon such terms and conditions as the Board of Directors shall deem expedient and for the best interests of this Corporation.

                  (g) To determine from time to time whether and to what extent and at what time and place and under what conditions and regulations the accounts and books of this Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account, book or document of this Corporation except as conferred by the laws of the State of Delaware or the By-Laws or as authorized by resolution of the stockholders or Board of Directors.

                  (h) To designate by resolution or resolutions one or more
            committees, such committees to consist of two or more directors each, which to the extent provided in said resolution or resolutions or in the By-Laws shall have and may exercise (except when the Board of Directors shall be in session) all or any of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and have power to authorize the seal of this Corporation to be affixed to all papers which may require it.

      Whether or not herein specifically enumerated, all powers of this Corporation, in so far as the same may be lawfully vested in the Board of Directors, are hereby conferred upon the Board of Directors. This Corporation may in its By-Laws confer powers upon its directors in addition to those granted by this certificate and in addition to the powers and authority expressly conferred upon them by statute.

            ARTICLE 10. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                  (a) The material facts as to his interest and as to the
            contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

                  (b) The material facts as to his interest and as to the
            contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                  (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

            Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

            ARTICLE 11. No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the Corporation in good faith, if such person (a) exercised or used the same degree of diligence, care and skill as an ordinarily prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or (b) took, or omitted to take, such action in reliance in good faith upon advice of counsel for the Corporation, or upon the books of account or other records of the Corporation, or upon reports made to the Corporation by any of its officers or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board of Directors or by any committee designated by the Board of Directors.

            ARTICLE 12. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      IN WITNESS WHEREOF, we have signed this certificate and caused the corporate seal of the Corporation to be hereunto affixed this 6th day of May, 1974.

                                                PAUL FOLEY
                                                PAUL FOLEY
                                                President

Attest:

J. DONALD McNAMARA
J. DONALD McNAMARA
Secretary

[Corporate Seal]




STATE OF NEW YORK }
                  }ss.:
COUNTY OF NEW YORK}

      BE IT REMEMBERED that on this 6th day of May, 1974, personally came before me MONROE S. SINGER, a Notary Public in and for the County and State aforesaid, PAUL FOLEY, party to the foregoing certificate, known to me personally to be such, and duly acknowledged the said certificate to be his act and deed, and that the facts therein stated are true.

            GIVEN under my hand and seal of office the day and year aforesaid.

                                                MONROE S. SINGER
                                                MONROE S. SINGER
                                                Notary Public

                                            MONROE S. SINGER
                                    Notary Public, State of New York
                                              No. 31-9023080
                                       Qualified in New York County
                                    Commission Expires March 30, 1979

                                               [Notarial Seal]

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
            Under Section 242 of the Delaware General Corporation Law


      We, PAUL FOLEY, President, and J. DONALD McNAMARA, Secretary of The Interpublic Group of Companies, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said Corporation as follows:

      FIRST: The name of the Corporation is THE INTERPUBLIC GROUP OF COMPANIES, INC. The name under which it was formed was "McCann-Erickson Incorporated".

      SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State, Dover, Delaware, on the 18th day of September, 1930. A Restated Certificate of Incorporation was filed with the Secretary of State, Dover, Delaware, on the 9th day of May, 1974.

      THIRD: The amendment of the Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by an affirmative vote of the holders of a majority of all outstanding shares entitled to vote at a meeting of shareholders, and the capital of the Corporation will not be reduced under or by reason of said amendment.

      FOURTH: The first sentence of Article 4 of the Restated Certificate of Incorporation is hereby amended by striking out the whole thereof as it now exists and inserting in lieu and stead thereof a new first sentence, reading in full as follows:

            ARTICLE 4. The total number of shares of capital stock which the Corporation shall have authority to issue is Eight Million (8,000,000) shares, all of which shall be Common Stock of the par value of Ten Cents ($.10) per share.

      IN WITNESS WHEREOF, we have signed this Certificate and caused the corporate seal of the Corporation to be hereunto affixed this 12th day of May, 1976.

                                                PAUL FOLEY
                                                PAUL FOLEY
                                                President

Attest:

J. DONALD McNAMARA
J. DONALD McNAMARA
Secretary
[Corporate Seal]

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
            Under Section 242 of the Delaware General Corporation Law


      We, PHILIP H. GEIER, JR., Chairman of the Board, and EDWIN A. KIERNAN, Jr., Secretary, of The Interpublic Group of Companies, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said Corporation as follows:

      FIRST: The name of the Corporation is THE INTERPUBLIC GROUP OF COMPANIES, INC. The name under which it was formed was "McCann-Erickson Incorporated".

      SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State, Dover, Delaware, on the 18th day of September, 1930. A Restated Certificate of Incorporation was filed with the Secretary of State, Dover, Delaware, on the 9th day of May, 1974 which was subsequently amended by a Certificate of Amendment of the Restated Certificate of Incorporation filed with the Secretary of State, Dover, Delaware on the 13th day of May, 1976.

      THIRD: The amendment of the Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by an affirmative vote of the holders of a majority of all outstanding shares entitled to vote at a meeting of shareholders, and the capital of the Corporation will not be reduced under or by reason of said amendment.

      FOURTH: The first sentence of Article 4 of the Restated Certificate of Incorporation, as amended, is hereby further amended by striking out the whole thereof as it now exists and inserting in lieu and stead thereof a new first sentence, reading in full as follows:

            ARTICLE 4. The total number of shares of capital stock which the Corporation shall have authority to issue is Sixteen Million (16,000,000) shares, all of which shall be Common Stock of the par value of Ten Cents ($.10) per share.

      IN WITNESS WHEREOF, we have signed this Certificate and caused the corporate seal of the Corporation to be hereunto affixed this 17th day of May, 1983.

                                                PHILIP H. GEIER, JR.
                                                PHILIP H. GEIER, JR.
                                                Chairman of the Board

Attest:

EDWIN A. KIERNAN
EDWIN A. KIERNAN
Secretary
[Corporate Seal]

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
            Under Section 242 of the Delaware General Corporation Law


      We, PHILIP H. GEIER, JR., Chairman of the Board and President, and EDWIN
A. KIERNAN, Jr., Secretary, of The Interpublic Group of Companies, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said Corporation as follows:

      FIRST: The name of the Corporation is THE INTERPUBLIC GROUP OF COMPANIES, INC. The name under which it was formed was "McCann-Erickson Incorporated".

      SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State, Dover, Delaware, on the 18th day of September, 1930. A Restated Certificate of Incorporation was filed with the Secretary of State, Dover, Delaware, on the 9th day of May, 1974 which was subsequently amended by Certificates of Amendment of the Restated Certificate of Incorporation filed with the Secretary of State, Dover, Delaware on the 13th day of May, 1976 and on the 17th day of May, 1983, respectively.

      THIRD: The amendment of the Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware by an affirmative vote of the holders of a majority of all outstanding shares entitled to vote at a meeting of shareholders, and the capital of the Corporation will not be reduced under or by reason of said amendment.

      FOURTH: The first sentence of Article 4 of the Restated Certificate of Incorporation, as amended, is hereby further amended by striking out the whole thereof as it now exists and inserting in lieu and stead thereof a new first sentence, reading in full as follows:

            ARTICLE 4. The total number of shares of capital stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares, all of which shall be Common Stock of the par value of Ten Cents ($.10) per share.

      IN WITNESS WHEREOF, we have signed this Certificate and caused the corporate seal of the Corporation to be hereunto affixed this 20th day of May, 1986.

                                                PHILIP H. GEIER, JR.
                                                PHILIP H. GEIER, JR.
                                                Chairman of the Board and
                                                President

Attest:

EDWIN A. KIERNAN
EDWIN A. KIERNAN
Secretary
[Corporate Seal]

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
            Under Section 242 of the Delaware General Corporation Law


      We, EUGENE P. BEARD, Executive Vice President, and EDWIN A. KIERNAN, JR., Secretary, of The Interpublic Group of Companies, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said Corporation as follows:

      FIRST: The name of the Corporation is THE INTERPUBLIC GROUP OF COMPANIES, INC. The name under which it was formed was "McCann-Erickson Incorporated".

      SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State, Dover, Delaware, on the 18th day of September, 1930. A Restated Certificate of Incorporation was filed with the Secretary of State, Dover, Delaware, on the 9th day of May, 1974 which was subsequently amended by Certificates of Amendment of the Restated Certificate of Incorporation filed with the Secretary of State, Dover, Delaware on the 13th day of May, 1976, on the 17th day of May, 1983 and on the 20th day of May, 1986, respectively.

      THIRD: This amendment of the Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by an affirmative vote of the holders of a majority of all outstanding shares entitled to vote at a meeting of shareholders, and the capital of the Corporation will not be reduced under or by reason of said amendment.

      FOURTH: Article 4 of the Restated Certificate of Incorporation, as amended, is hereby further amended by striking out the whole thereof as it now exists and inserting in lieu and stead thereof a new Article 4, reading in full as follows:

            ARTICLE 4: (a) The total number of shares of all classes of stock which the Company shall have the authority to issue is ninety-five million (95,000,000) shares consisting of seventy-five million (75,000,000) shares of Common Stock, par value Ten Cents ($.10) per share, and twenty million (20,000,000) shares of Preferred Stock, without par value.

                  (b) The shares of authorized Common Stock shall be identical in all respects and have equal rights and privileges. Without action by the stockholders, such shares of Common Stock may be issued by the Company from time to time for such consideration as may be fixed by the Board of Directors, provided that such consideration shall not be less than par value. Any and all shares so issued, the full consideration for which has been paid or delivered shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payment thereon. No holder of shares of Common Stock shall be entitled as a matter of right, preemptive or otherwise, to subscribe for, purchase or receive any shares of the stock of the Company of any class, now or hereafter authorized, or any options or warrants for such stock or securities convertible into or exchangeable for such stock, or any shares held in the treasury of the Company.

                  (c) The Board of Directors shall have the authority to issue the shares of Preferred Stock from time to time on such terms and conditions as it may determine, and to divide the Preferred Stock into one or more classes or series and in connection with the creation of any such class or series to fix by the resolution or resolutions providing for the issue of shares thereof the designations, powers, preferences and relative, participating, optional, or other special rights of such class or series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

      FIFTH: The existing Article 12 of the Restated Certificate of Incorporation is hereby renumbered as Article 13.

      SIXTH: The Restated Certificate of Incorporation, as amended, is hereby further amended by inserting a new Article 12, reading in full as follows:

            Article 12. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
      Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article 12 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

      IN WITNESS WHEREOF, we have signed this Certificate and caused the corporate seal of the Corporation to be hereunto affixed this 19th day of May, 1988.

                                                EUGENE P. BEARD
                                                EUGENE P. BEARD
                                                Executive Vice President

Attest:

EDWIN A. KIERNAN
EDWIN A. KIERNAN
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
            Under Section 242 of the Delaware General Corporation Law


      We, PHILIP H. GEIER, JR., Chairman of the Board and President, and CHRISTOPHER RUDGE, Secretary, of The Interpublic Group of Companies, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said Corporation as follows:

      FIRST: The name of the Corporation is THE INTERPUBLIC GROUP OF COMPANIES, INC. The name under which it was formed was "McCann-Erickson Incorporated".

      SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State, Dover, Delaware, on the 18th day of September, 1930. A Restated Certificate of Incorporation was filed with the Secretary of State, Dover, Delaware, on the 9th day of May, 1974 and was subsequently amended by Certificates of Amendment of the Restated Certificate of Incorporation filed with the Secretary of State, Dover, Delaware on the 13th day of May, 1976, the 17th day of May, 1983, the 20th of May, 1986, and the 25th of May, 1988, respectively.

      THIRD: This amendment of the Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by an affirmative vote of the holders of a majority of all outstanding shares entitled to vote at a meeting of shareholders, and the capital of the Corporation will not be reduced under or by reason of said amendment.

      FOURTH: Article 4(a) of the Restated Certificate of Incorporation, as amended, is hereby further amended by striking out the whole thereof as it now exists and inserting in lieu and stead thereof a new Article 4(a), reading in full as follows:

            ARTICLE 4(a) The total number of shares of all classes of stock which the Corporation shall have the authority to issue is one hundred twenty million (120,000,000) shares, consisting of one hundred million (100,000,000) shares of Common Stock, par value Ten Cents ($.10) per share, and twenty million (20,000,000) shares of Preferred Stock, without par value.

      IN WITNESS WHEREOF, we have signed this Certificate and caused the corporate seal of the Corporation to be hereunto affixed this 19th day of May, 1992.

[Corporate Seal]                                PHILIP H. GEIER, JR.
                                                PHILIP H. GEIER, JR.
                                                Chairman of the Board and
                                                President

Attest:

CHRISTOPHER RUDGE
CHRISTOPHER RUDGE
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

            Under Section 242 of the Delaware General Corporation Law


            I, Christopher Rudge, Senior Vice President and Secretary of The Interpublic Group of Companies, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

            FIRST: The name of the Corporation is The Interpublic Group of Companies, Inc. The name under which it was formed was "McCANN-ERICKSON INCORPORATED."

            SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State, Dover, Delaware, on the 18th day of September, 1930. A Restated Certificate of Incorporation was filed with the Secretary of State, Dover, Delaware, on the 9th day of May, 1974 and was subsequently amended by Certificates of Amendment of the Restated Certificate of Incorporation filed with the Secretary of State, Dover, Delaware, on the 13th day of May, 1976, the 17th day of May, 1983, the 20th of May, 1986, the 25th of May, 1988 and the 19th of May, 1992, respectively.

            THIRD: This amendment of the Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by an affirmative vote of the holders of a majority of all outstanding shares entitled to vote at a meeting of shareholders, and the capital of the Corporation will not be reduced under or by reason of said amendment.

            FOURTH: Article 4(a) of the Restated Certificate of Incorporation, as amended, is hereby further amended by striking out the whole thereof as it now exists and inserting in lieu and stead thereof a new Article 4(a), reading in full as follows:

            Article 4(a): The total number of shares of all classes of stock which the Corporation shall have the authority to issue is one hundred seventy million (170,000,000) shares, consisting of one hundred fifty million (150,000,000) shares of Common Stock, par value Ten Cents ($.10) per share, and twenty million (20,000,000) shares of Preferred Stock, without par value.

            IN WITNESS WHEREOF, I have signed this Certificate this 2nd day of June, 1995.

                                                CHRISTOPHER RUDGE
                                                CHRISTOPHER RUDGE
                                                Senior Vice President and
                                                Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
            Under Section 242 of the Delaware General Corporation Law


      I, Nicholas J. Camera, Vice President and Secretary of The Interpublic Group of Companies, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

      FIRST: The name of the Corporation is The Interpublic Group of Companies, Inc. The name under which it was formed was "McCann-Erickson Incorporated."

      SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State, Dover, Delaware, on the 18th day of September, 1930. A Restated Certificate of Incorporation was filed with the Secretary of State, Dover, Delaware, on the 9th day of May, 1974 and was subsequently amended by Certificates of Amendment of the Restated Certificate of Incorporation filed with the Secretary of State, Dover, Delaware, on the 13th day of May, 1976, the 17th day of May, 1983, the 20th day of May, 1986, the 25th day of May, 1988, the 19th day of May, 1992 and the 6th day of June, 1995, respectively.

      THIRD: This amendment of the Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by an affirmative vote of the holders of a majority of all outstanding shares entitled to vote at a meeting of shareholders, and the capital of the Corporation will not be reduced under or by reason of said amendment.

      FOURTH: Article 4(a) of the Restated Certificate of Incorporation, as amended, is hereby further amended by striking out the whole thereof as it now exists and inserting in lieu and stead thereof a new Article 4(a), reading in full as follows:

      Article 4(a): The total number of shares of all classes of stock which the Corporation shall have the authority to issue is two hundred forty-five million (245,000,000) shares, consisting of two hundred twenty-five million (225,000,000) shares of Common Stock, par value Ten Cents ($.10) per share, and twenty million (20,000,000) shares of Preferred Stock, without par value.

      IN WITNESS WHEREOF, I have signed this Certificate this 5th day of June, 1997.

                                    /S/Nicholas J. Camera
                                    ---------------------------
                                    NICHOLAS J. CAMERA
                                    Vice President and Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

            Under Section 242 of the Delaware General Corporation Law



            I, Nicholas J. Camera, Vice President and Secretary of The Interpublic Group of Companies, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

            FIRST: The name of the Corporation is The Interpublic Group of Companies, Inc. The name under which it was formed was "MCCANN-ERICKSON INCORPORATED."

            SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State, Dover, Delaware, on the 18th day of September, 1930. A Restated Certificate of Incorporation was filed with the Secretary of State, Dover, Delaware, on the 9th day of May, 1974 and was subsequently amended by Certificates of Amendment of the Restated Certificate of Incorporation filed with the Secretary of State, Dover, Delaware, on the 13th day of May, 1976, the 17th day of May, 1983, the 20th day of May, 1986, the 25th day of May, 1988, the 19th day of May, 1992, the 6th day of June, 1995 and the 5th day of June, 1997 respectively.

            THIRD: This amendment of the Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by an affirmative vote of the holders of a majority of all outstanding shares entitled to vote at a meeting of shareholders, and the capital of the Corporation will not be reduced under or by reason of said amendment.

            FOURTH: Article 4(a) of the Restated Certificate of Incorporation, as amended, is hereby further amended by striking out the whole thereof as it now exists and inserting in lieu and stead thereof a new Article 4(a), reading in full as follows:

            ARTICLE 4(a): The total number of shares of all classes of stock which the Corporation shall have the authority to issue is five hundred seventy million (570,000,000) shares, consisting of five hundred fifty million (550,000,000) shares of Common Stock, par value Ten Cents ($.10) per share, and twenty million (20,000,000) shares of Preferred Stock, without par value.

            IN WITNESS WHEREOF, I have signed this Certificate this 7th day of June, 1999.

                                          /S/ Nicholas J. Camera
                                          ----------------------------
                                          Nicholas J. Camera
                                          Vice President and Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

            Under Section 242 of the Delaware General Corporation Law

            I, Nicholas J. Camera, Senior Vice President, General Counsel and Secretary of The Interpublic Group of Companies, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

            1. The name of the Corporation is The Interpublic Group of Companies, Inc. The name under which it was formed was "MCCANN-ERICKSON INCORPORATED."

            2. This amendment of the Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

            3. Article 4(a) of the Restated Certificate of Incorporation, as amended, is hereby further amended by striking out the whole thereof as it now exists and inserting in lieu and stead thereof a new Article 4(a), reading in full as follows:

            ARTICLE 4(a): The total number of shares of all classes of stock which the Corporation shall have the authority to issue is eight hundred twenty million (820,000,000) shares, consisting of eight hundred million (800,000,000) shares of Common Stock, par value Ten Cents ($.10) per share, and twenty million (20,000,000) shares of Preferred Stock, without par value.

            IN WITNESS WHEREOF, I have signed this Certificate this 29th day of May, 2003.

                                                /s/ Nicholas J. Camera
                                          ------------------------------
                                          Nicholas J. Camera
                                          Senior Vice President,
                                           General Counsel and Secretary

                         CERTIFICATE OF DESIGNATIONS OF
              5 3/8% SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK
                   OF THE INTERPUBLIC GROUP OF COMPANIES, INC.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

         The Interpublic Group of Companies, Inc., a Delaware corporation (the "Company"), certifies that pursuant to the authority contained in Article 4 of its Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), the Pricing Committee designated by the Board of Directors of the Company (the "Board of Directors") by resolution adopted by unanimous written consent, pursuant to
Section 141(f) of the DGCL, on December 16, 2003, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

                  RESOLVED, that pursuant to the authority vested in the Pricing Committee by the Board of Directors, and in the Board of Directors by the Restated Certificate of Incorporation, as amended, the Pricing Committee designated by the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of the Company's preferred stock without par value, with a liquidation preference of $50.00 per share plus an amount equal to the sum of all accumulated and unpaid dividends, subject to adjustment as provided in
         Section 12(ii) hereof (the "Liquidation Preference"), which shall be designated as 5 3/8% Series A Mandatory Convertible Preferred Stock (the "Series A Mandatory Convertible Preferred Stock") consisting of 7,475,000 shares, no shares of which have heretofore been issued by the Company, having the following powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof:

         Section 1. Ranking. The Series A Mandatory Convertible Preferred Stock shall rank, with respect to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company, (i) senior to the common stock, par value $0.10 per share, of the Company (the "Common Stock"), whether now outstanding or hereafter issued, and to each other class or series of stock of the Company (including any series of preferred stock established after December 16, 2003 by the Board of Directors) the terms of which do not expressly provide that such class or series will rank senior to or pari passu with the Series A Mandatory Convertible Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as "Junior Securities");
(ii) pari passu with each class or series of stock of the Company, the terms of which expressly provide that such class or series will rank pari passu with the Series A Mandatory Convertible Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as "Parity Securities"); and (iii) junior to each other class or series of stock of the Company, the terms of which expressly provide that such class or series will rank senior to the Series A Mandatory Convertible Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as "Senior Securities"). The Company's ability to issue capital stock that ranks senior to its Series A Mandatory Convertible Preferred Stock shall be subject to the provisions of Section 4 herein.

         Section 2. Dividends.


         (i) General. Dividends on the Series A Mandatory Convertible Preferred Stock shall be payable quarterly, when, as and if declared by the Board of Directors or a duly authorized committee thereof, out of the assets of the Company legally available therefor, on the 15th calendar day (or the following Business Day, as defined below, if the 15th is not a Business Day) of March, June, September and December of each year (each such date being referred to herein as a "Dividend Payment Date") at the annual rate of $2.6875 per share, subject to adjustment as provided in Section 12(ii). The initial dividend on the Series A Mandatory Convertible Preferred Stock for the dividend period commencing on December 19, 2003, to but excluding March 15, 2004, will be $0.6420 per share, and shall be payable, when, as and if declared, on March 15, 2004. The dividend on the Series A Mandatory Convertible Preferred Stock for each subsequent dividend period shall be $0.6719 per share. The amount of dividends payable on each share of Series A Mandatory Convertible Preferred Stock for each full quarterly period thereafter shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any other period that is shorter or longer than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

         A dividend period with respect to a Dividend Payment Date is the period commencing on the preceding Dividend Payment Date or, if none, the date of issue and ending on the day immediately prior to the next Dividend Payment Date. Dividends payable, when, as and if declared, on a Dividend Payment Date shall be payable to Holders (as defined below) of record as they appear on the stock books of the Company on the later of (i) the close of business on the first calendar day (or the following Business Day if such first calendar day is not a Business Day) of the calendar month in which the applicable Dividend Payment Date falls and (ii) the close of business on the day on which the Board of Directors or a duly authorized committee thereof declares the dividend payable (each, a "Dividend Record Date").

         Dividends on the Series A Mandatory Convertible Preferred Stock shall be cumulative if the Company fails to declare one or more dividends on the Series A Mandatory Convertible Preferred Stock in any amount, whether or not there are assets of the Company legally available for the payment of such dividends in whole or in part.

         The Company may pay dividends, at its sole option, (a) in cash, (b) by delivering shares of Common Stock to the Transfer Agent (as defined below) on behalf of the Holders, to be sold for cash or (c) any combination thereof (other than dividends payable in connection with a provisional conversion at the option of the Company, as set forth in Section 6 herein, which dividends the Company must pay in cash). By and upon acquiring the Series A Mandatory Convertible Preferred Stock, each Holder is deemed to appoint the Company as such Holder's agent in causing the Transfer Agent to deliver the shares for sale. To pay dividends in shares of Common Stock, the Company must deliver to the Transfer Agent a number of shares of Common Stock which, when sold on the Holders' behalf, will result in net cash proceeds to be distributed to the Holders in an amount equal to the cash dividend otherwise payable to the Holders.

         If the Company pays dividends in shares of Common Stock by delivering them to the Transfer Agent, those shares shall be owned by the Holders upon delivery to the Transfer Agent, and the Transfer Agent shall hold those shares and the net cash proceeds from the sale of those shares for the exclusive benefit of the Holders until the Dividend Payment Date, or such other date as is fixed by the Board of Directors or a duly authorized committee thereof pursuant to the terms and conditions set forth in the last paragraph of this Section 2(i), at which time the portion of such net cash proceeds equal to the non-cash component of the declared dividend of the Series A Mandatory Convertible Preferred Stock shall be distributed to the Holders entitled thereto and, subject to the following paragraph, any remainder shall continue to be held by the Transfer Agent for the exclusive benefit of the Holders and pooled with the net cash proceeds from future sales of Common Stock delivered to the Transfer Agent pursuant to this paragraph.

         Holders shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of the then-applicable full dividends calculated pursuant to this Section 2(i) (including accumulated dividends, if any) on shares of Series A Mandatory Convertible Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any dividend or payment which may be in arrears. Any balance of dividends payable on shares of Series A Mandatory Convertible Preferred Stock in cash, property or stock in excess of the then-applicable full dividends calculated pursuant to this Section 2(i) (including accumulated dividends, if any) shall be repaid, together with any interest or other earnings thereon, to the Company as soon as practicable after December 15, 2006.

         Dividends in arrears on the Series A Mandatory Convertible Preferred Stock not declared for payment or not paid on any Dividend Payment Date may be declared by the Board of Directors or a duly authorized committee thereof and paid on any date fixed by the Board of Directors or a duly authorized committee thereof, whether or not a Dividend Payment Date, to the Holders of record as they appear on the stock register of the Company on a record date selected by the Board of Directors or a duly authorized committee thereof, which shall (i) not precede the date the Board of Directors or an authorized committee thereof declares the dividend payable and (ii) not be more than 60 days prior to the date the dividend is paid.

         (ii) In order to pay dividends on any Dividend Payment Date, or such other date as is fixed by the Board of Directors or a duly authorized committee thereof pursuant to the terms and conditions set forth in the last paragraph of
Section 2(i) hereof, in shares of Common Stock, (a) the shares of Common Stock delivered to the Transfer Agent shall have been duly authorized, (b) the Company shall have provided to the Transfer Agent an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), permitting the immediate sale of the shares of Common Stock in the public market, (c) the shares of Common Stock, once purchased by the purchasers thereof, shall be validly issued, fully paid and non-assessable and (d) such shares shall have been registered under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, if required, and shall be listed or admitted for trading on each U.S. national or regional securities exchange on which the Common Stock is then listed.

         (iii) Payment Restrictions. The Company may not declare or pay any dividend or make any distribution of assets (other than dividends paid or other distributions made in Junior Securities) on, whether in cash, property or otherwise, or redeem, purchase or otherwise acquire (except upon conversion or exchange for Junior Securities), pay or make available any monies for a sinking fund for, Junior Securities, unless all accumulated and unpaid dividends on the Series A Mandatory Convertible Preferred Stock for all prior dividend periods have been or contemporaneously are declared and paid and the full quarterly dividend on the Series A Mandatory Convertible Preferred Stock for the current dividend period have been or contemporaneously are declared and paid or, in the case of dividends payable in whole or in part in cash, declared and set apart for payment.

         Unless all accumulated and unpaid dividends on the Series A Mandatory Convertible Preferred Stock for all prior dividend periods and the full quarterly dividend on the Series A Mandatory Convertible Preferred Stock for the current dividend period have been or contemporaneously are declared and paid or, in the case of dividends payable in whole or in part in cash, declared and set apart for payment, the Company may not redeem, purchase or otherwise acquire Parity Securities (except upon conversion into or exchange for other Parity Securities or Junior Securities, so long as (i) such other Parity Securities contain terms and conditions (including, without limitation, with respect to the payment of dividends, dividend rates, liquidation preferences, voting and representation rights, payment restrictions, antidilution rights, change of control rights, covenants, remedies and conversion and redemption rights) that are not materially less favorable, taken as a whole, to the Company or to the Holders than those contained in the Parity Securities that are converted into or exchanged for such other Parity Securities, (ii) the aggregate amount of the liquidation preference of such other Parity Securities does not exceed the aggregate amount of the liquidation preference, plus accumulated and unpaid dividends, of the Parity Securities that are converted into or exchanged for such other Parity Securities and (iii) the aggregate number of shares of Common Stock issuable upon conversion, redemption or exchange of such other Parity Securities does not exceed the aggregate number of shares of Common Stock issuable upon conversion, redemption or exchange of the Parity Securities that are converted into or exchanged for such other Parity Securities).

         Section 3. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the Holders shall be entitled to receive out of the assets of the Company available for distribution to stockholders of the Company, before any distribution of assets is made on the Common Stock or any other Junior Securities, $50.00 per share, subject to adjustment as provided in Section 12(ii) hereof, plus an amount equal to the sum of all accumulated and unpaid dividends (whether or not declared) for the then-current dividend period and all dividend periods prior thereto.

         Neither the sale of all or substantially all of the property or business of the Company (other than in connection with the voluntary or involuntary liquidation, dissolution or winding up of the Company), nor the merger, conversion or consolidation of the Company into or with any other Person, nor the merger, conversion or consolidation of any other Person into or with the Company shall constitute a voluntary or involuntary liquidation, dissolution or winding up of the Company for the purposes of the foregoing paragraph. After the payment to the Holders of the full preferential amounts provided for above, the Holders as such shall have no right or claim to any of the remaining assets of the Company.

         In the event the assets of the Company available for distribution to the Holders upon any voluntary or involuntary liquidation, dissolution or winding up of the Company shall be insufficient to pay in full all amounts to which such Holders are entitled as provided above, no such distribution shall be made on account of any other stock of the Company ranking pari passu with the Series A Mandatory Convertible Preferred Stock as to the distribution of assets upon such liquidation, dissolution or winding up, unless a pro rata distribution is made on the Series A Mandatory Convertible Preferred Stock and such other stock of the Company, with the amount allocable to each series of such stock determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and distributions to the shares of each series being made on a pro rata basis.

         Section 4. Voting Rights.

         (i) The Holders shall have no voting rights, except as set forth below or as expressly required by applicable state law. In exercising any such vote, each outstanding share of Series A Mandatory Convertible Preferred Stock shall be entitled to one vote.

         (ii) So long as any Series A Mandatory Convertible Preferred Stock is outstanding, in addition to any other vote of stockholders of the Company required under applicable law or the Restated Certificate of Incorporation, the affirmative vote or consent of the Holders of at least 66 2/3% of the outstanding shares of the Series A Mandatory Convertible Preferred Stock will be required (a) for any amendment by merger, consolidation or otherwise, of the Restated Certificate of Incorporation if the amendment would alter or change the powers, preferences, privileges or rights of the Holders so as to affect them adversely, (b) to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, by merger, consolidation or otherwise, any class or series of stock ranking senior to the Series A Mandatory Convertible Preferred Stock as to payment of dividends or distribution of assets upon the dissolution, liquidation or winding-up of the Company, or (c) to reclassify by merger, consolidation or otherwise, any authorized stock of the Company into any class or series of stock, or any obligation or security convertible into or evidencing a right to purchase any class or series of stock, ranking senior to the Series A Mandatory Convertible Preferred Stock as to payment of dividends or distribution of assets upon the liquidation, winding-up or dissolution of the Company; provided that no such vote shall be required for the Company to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any class or series of stock ranking pari passu with or junior to the Series A Mandatory Convertible Preferred Stock as to payment of dividends or distribution of assets upon the liquidation, winding-up or dissolution of the Company.

         (iii) If and whenever six full quarterly dividends, whether or not consecutive, payable on any series of preferred stock of the Company, including the Series A Mandatory Convertible Preferred Stock, are not paid, the number of directors constituting the Board of Directors will be increased by two and the holders of all series of the preferred stock of the Company (including the Series A Mandatory Convertible Preferred Stock) then outstanding, voting together as a class, shall have a right to elect those additional directors to the Board of Directors until all accumulated and unpaid dividends on the cumulative preferred stock of the Company have been paid in full or, with respect to any series of non-cumulative preferred stock of the Company, until non-cumulative dividends have been paid regularly for at least a year. To exercise this right, any holder of any series of the Company's preferred stock then outstanding, including the Series A Mandatory Convertible Preferred Stock, may by written notice request that the Company call a special meeting of the holders of the Company's preferred stock for the purpose of electing the additional directors and, if such non-payment of dividends is continuing, the Company shall call such meeting within 35 days of the date of such written request. If the Company fails to call such a meeting upon request, any holder at such time of any series of the Company's preferred stock then outstanding, including the Series A Mandatory Convertible Preferred Stock, may call a meeting. Upon payment of all accumulated and unpaid dividends on the cumulative preferred stock of the Company or, in the case of any series of non-cumulative preferred stock of the Company, upon such time when non-cumulative dividends have been paid regularly for at least a year, the holders of the Company's preferred stock then outstanding will no longer have the right to vote on directors and the term of office of each director so elected will terminate and the number of directors will, without further action, be reduced by two.

         (iv) In any case where the Holders are entitled to vote as a class with holders of Parity Securities, each holder shall be entitled to one vote for each share of such preferred stock (including the Series A Mandatory Convertible Preferred Stock) held by such holder. In any case where the Holders are entitled to vote as a class, each Holder shall be entitled to one vote for each share of the Series A Mandatory Convertible Preferred Stock held by such Holder.

         Section 5. Automatic Conversion. Each share of Series A Mandatory Convertible Preferred Stock will automatically convert (unless previously converted at the option of the Company in accordance with Section 6 or at the option of the Holder in accordance with Section 7, or a Merger Early Settlement, as defined in Section 8 hereof, has occurred in accordance with Section 8), on December 15, 2006 (the "Conversion Date"), into a number of newly issued shares of Common Stock equal to the Conversion Rate (as defined below). The Holders on the Conversion Date shall have the right to receive a dividend payment of cash, shares of Common Stock, or any combination thereof, as the Company determines in its sole discretion, in an amount equal to any accumulated and unpaid dividends on the Series A Mandatory Convertible Preferred Stock as of the Conversion Date (other than previously declared dividends on the Series A Mandatory Convertible Preferred Stock payable to a Holder of record as of a prior date), whether or not declared, out of legally available assets of the Company. To the extent the Company has such assets available and pays some or all of such dividend in shares of Common Stock, the number of shares of Common Stock issuable to a Holder in respect of such accumulated and unpaid dividends shall equal the amount of accumulated and unpaid dividends on the Series A Mandatory Convertible Preferred Stock on the Conversion Date that the Company determines to pay in shares of Common Stock divided by the Current Market Price (as defined below). In the event the Company elects to pay some or all of the dividend in shares of Common Stock, the Company shall notify the Holders of shares of Series A Mandatory Convertible Preferred Stock whether the dividend will be payable in full in shares of Common Stock or any combination of cash and shares of Common Stock, and shall specify such combination in such notice, at least 10 days prior to the Conversion Date.

         Dividends on the shares of Series A Mandatory Convertible Preferred Stock shall cease to accrue and such shares of Series A Mandatory Convertible Preferred Stock shall cease to be outstanding on the Conversion Date. The Company shall make such arrangements as it deems appropriate for the issuance of certificates, if any, representing shares of Common Stock (both for purposes of the automatic conversion of shares of Series A Mandatory Convertible Preferred Stock and for purposes of any dividend payment by the Company of shares of Common Stock in respect of accumulated and unpaid dividends on the Series A Mandatory Convertible Preferred Stock) and for any payment of cash in respect of accumulated and unpaid dividends on the Series A Mandatory Convertible Preferred Stock or cash in lieu of fractional shares, if any, in exchange for and contingent upon the surrender of certificates representing the shares of Series A Mandatory Convertible Preferred Stock (if such shares are held in certificated form), and the Company may defer the payment of dividends on such shares of Common Stock and the voting thereof until, and make such payment and voting contingent upon, the surrender of such certificates representing the shares of Series A Mandatory Convertible Preferred Stock, provided that the Company shall give the Holders such notice of any such actions as the Company deems appropriate and upon such surrender such Holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to the Conversion Date. Amounts payable in cash in respect of the shares of Series A Mandatory Convertible Preferred Stock or in respect of such shares of Common Stock shall not bear interest.

         Section 6. Provisional Conversion at the Option of the Company.

         (i) Prior to the Conversion Date, the Company may, at its option, cause the conversion of all, but not less than all, the shares of Series A Mandatory Convertible Preferred Stock then outstanding for shares of Common Stock at a rate of 3.0358 shares of Common Stock for each share of Series A Mandatory Convertible Preferred Stock (the "Provisional Conversion Rate"), subject to adjustment as set forth in Section 9(ii) below (as though references in Section 9(ii) to the Conversion Rate were replaced with references to the Provisional Conversion Rate); provided that the Closing Price of the Common Stock has exceeded 150% of $16.47 (the "Threshold Appreciation Price"), or $24.71, for at least 20 Trading Days (as defined below) within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date on which the Company notifies the Holders (pursuant to paragraph (ii) below) that it is exercising its option to cause the conversion of the Series A Mandatory Convertible Preferred Stock pursuant to this Section 6 (the "Provisional Conversion Notice Date"). The Company shall be able to cause this conversion only if, in addition to issuing the Holders shares of Common Stock as described above, the Company pays the Holders in cash (a) an amount equal to any accumulated and unpaid dividends on the shares of Series A Mandatory Convertible Preferred Stock then outstanding, whether or not declared, and (b) the present value of all remaining dividend payments on the shares of Series A Mandatory Convertible Preferred Stock then outstanding, through and including December 15, 2006, in each case, out of legally available assets of the Company. The present value of the remaining dividend payments will be computed using a discount rate equal to the Treasury Yield (as defined below).

         (ii) A written notice (the "Provisional Conversion Notice") shall be sent by or on behalf of the Company, by first class mail, postage prepaid, to the Holders of record as they appear on the stock register of the Company on the Provisional Conversion Notice Date (a) notifying such Holders of the election of the Company to convert and of the Provisional Conversion Date (as defined below), which date shall be not less than 30 days nor more than 60 days after the Provisional Conversion Notice Date, and (b) stating the Corporate Trust Office (as defined below) of the Transfer Agent at which the shares of Series A Mandatory Convertible Preferred Stock called for conversion shall, upon presentation and surrender of the certificate(s) (if such shares are held in certificated form) evidencing such shares, be converted, and the Provisional Conversion Rate to be applied thereto.

         (iii) The Company shall deliver to the Transfer Agent irrevocable written instructions authorizing the Transfer Agent, on behalf and at the expense of the Company, to cause the Provisional Conversion Notice to be duly mailed as soon as practicable after receipt of such irrevocable instructions from the Company and in accordance with the above provisions. The shares of Common Stock to be issued upon conversion of the Series A Mandatory Convertible Preferred Stock pursuant to this Section 6 and all funds necessary for the payment in cash of (a) any accumulated and unpaid dividends on the shares of Series A Mandatory Convertible Preferred Stock then outstanding, whether or not declared, and (b) the present value of all remaining dividend payments on the shares of Series A Mandatory Convertible Preferred Stock then outstanding through and including December 15, 2006, shall be deposited with the Transfer Agent in trust at least one Business Day prior to the Provisional Conversion Date, for the pro rata benefit of the Holders of record as they appear on the stock register of the Company, so as to be and continue to be available therefor. Neither failure to mail such Provisional Conversion Notice to one or more such Holders nor any defect in such Provisional Conversion Notice shall affect the sufficiency of the proceedings for conversion as to other Holders.

         (iv) If a Provisional Conversion Notice shall have been given as hereinbefore provided, then each Holder shall be entitled to all preferences and relative, participating, optional and other special rights accorded by this Certificate of Designations until and including the Provisional Conversion Date. From and after the Provisional Conversion Date, upon delivery by the Company of the Common Stock and payment of the funds to the Transfer Agent as described in paragraph (iii) above, the Series A Mandatory Convertible Preferred Stock shall no longer be deemed to be outstanding, and all rights of such Holders shall cease and terminate, except the right of the Holders, upon surrender of certificates therefor, to receive Common Stock and any amounts to be paid hereunder.

         (v) The deposit of monies in trust with the Transfer Agent shall be irrevocable except that the Company shall be entitled to receive from the Transfer Agent the interest or other earnings, if any, earned on any monies so deposited in trust, and the Holders shall have no claim to such interest or other earnings, and any balance of monies so deposited by the Company and unclaimed by the Holders entitled thereto at the expiration of two years from the Provisional Conversion Date shall be repaid, together with any interest or other earnings thereon, to the Company, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the Company, shall look only to the Company for such payment without interest.

         Section 7. Conversion at the Option of the Holder.

         (i) Shares of Series A Mandatory Convertible Preferred Stock are convertible, in whole or in part, at the option of the Holders thereof ("Optional Conversion"), at any time prior to the Conversion Date, into shares of Common Stock at a rate of 3.0358 shares of Common Stock for each share of Series A Mandatory Convertible Preferred Stock (the "Optional Conversion Rate"), subject to adjustment as set forth in Section 9(ii) below (as though references in Section 9(ii) to the Conversion Rate were replaced with references to the Optional Conversion Rate).

         (ii) Optional Conversion of shares of Series A Mandatory Convertible Preferred Stock may be effected by delivering certificates evidencing such shares (if such shares are held in certificated form), together with written notice of conversion and a proper assignment of such certificates to the Company or in blank (and, if applicable, payment of an amount equal to the dividend payable on such shares pursuant to paragraph (iii) below), to the Corporate Trust Office of the Transfer Agent for the Series A Mandatory Convertible Preferred Stock or to any other office or agency maintained by the Company for that purpose. Each Optional Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied.

         (iii) Holders of shares of Series A Mandatory Convertible Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive any dividend payable on such shares on the corresponding Dividend Payment Date (if such dividend has been declared) notwithstanding the Optional Conversion of such shares following such Dividend Record Rate and prior to such Dividend Payment Date. However, any shares of Series A Mandatory Convertible Preferred Stock surrendered for Optional Conversion after the close of business on a Dividend Record Date and before the opening of business on the corresponding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the dividend payable on such shares on such Dividend Payment Date. Except as provided above, upon any Optional Conversion of shares of Series A Mandatory Convertible Preferred Stock, the Company shall make no payment or allowance for unpaid preferred dividends, whether or not in arrears, on such shares of Series A Mandatory Convertible Preferred Stock as to which Optional Conversion has been effected or for dividends or distributions on the shares of Common Stock issued upon such Optional Conversion.

         Section 8. Early Settlement Upon Cash Merger.

         (i) In the event of a merger or consolidation of the Company of the type described in Section 9(iii)(a) in which the Common Stock outstanding immediately prior to such merger or consolidation is exchanged for consideration consisting of at least 30% cash or cash equivalents (any such event a "Cash Merger"), then the Company (or the successor to the Company hereunder) shall be required to offer all Holders of shares of Series A Mandatory Convertible Preferred Stock that remain outstanding after the date of the Cash Merger (if any) the right to convert their shares of Series A Mandatory Convertible Preferred Stock prior to the Conversion Date ("Merger Early Settlement") as provided herein. On or before the fifth Business Day after the consummation of a Cash Merger, the Company or, at the request and expense of the Company, the Transfer Agent, shall give all Holders notice of the occurrence of the Cash Merger and of the right of Merger Early Settlement arising as a result thereof. The Company shall also deliver a copy of such notice to the Transfer Agent. Each such notice shall contain:

                  (a) the date, which shall be not less than 20 nor more than 30 calendar days after the date of such notice, on which the Merger Early Settlement will be effected (the "Merger Early Settlement Date");

                  (b) the date, which shall be on or one Business Day prior to the Merger Early Settlement Date, by which the Merger Early Settlement right must be exercised;

                  (c) the Conversion Rate in effect immediately before such Cash Merger and the kind and amount of securities, cash and other property receivable by the Holder upon conversion of its shares of Series A Mandatory Convertible Preferred Stock pursuant to Section 9(iii); and

                  (d) the instructions a Holder must follow to exercise the Merger Early Settlement right.

         (ii) To exercise a Merger Early Settlement right, a Holder shall deliver to the Transfer Agent at the Corporate Trust Office by 5:00 p.m., New York City time on or before the date by which the Merger Settlement right must be exercised as specified in the notice, the certificate(s) (if such shares are held in certificated form) evidencing the shares of Series A Mandatory Convertible Preferred Stock with respect to which the Merger Early Settlement right is being exercised duly endorsed for transfer to the Company or in blank with a written notice to the Company stating the Holder's intention to convert early in connection with the Cash Merger and providing the Company with payment instructions.

         (iii) On the Merger Early Settlement Date, the Company shall deliver or cause to be delivered the kind and amount of cash, securities or other property to be received by such exercising Holder determined by assuming the Holder had converted the shares of Series A Mandatory Convertible Preferred Stock for which such Merger Early Settlement right was exercised into Common Stock immediately before the Cash Merger at the Conversion Rate in effect at such time (as adjusted pursuant to Section 9(ii)).

         (iv) Upon a Merger Early Settlement, the Transfer Agent shall, in accordance with the instructions provided by the Holder thereof on the notice provided to the Company as set forth in paragraph (ii) above, deliver to the Holder such cash, securities or other property issuable upon such Merger Early Settlement together with payment in lieu of any fractional shares, as provided herein.

         (v) In the event that Merger Early Settlement is effected with respect to shares of Series A Mandatory Convertible Preferred Stock representing less than all the shares of Series A Mandatory Convertible Preferred Stock held by a Holder, upon such Merger Early Settlement the Company (or the successor to the Company hereunder) shall execute and the Transfer Agent shall authenticate, countersign and deliver to the Holder thereof, at the expense of the Company, a certificate evidencing the shares as to which Merger Early Settlement was not effected.

         (vi) If the Holder does not elect to exercise the Merger Early Settlement right pursuant to this Section 8, in lieu of shares of Common Stock, the Company shall deliver to such Holder on the Conversion Date, at the Conversion Rate in effect on such date, cash, securities or other property for which the Common Stock was exchangeable in connection with the Cash Merger.

         Section 9. Definition of Conversion Rate; Anti-dilution Adjustments.

         (i) Subject to the immediately following sentence, the "Conversion Rate" is equal to, (a) if the Applicable Market Value (as defined below) is greater than or equal to the Threshold Appreciation Price, 3.0358 shares of Common Stock per share of Series A Mandatory Convertible Preferred Stock, (b) if the Applicable Market Value is less than the Threshold Appreciation Price, but is greater than $13.50 (the "Initial Price"), $50.00 (the "Stated Amount") divided by the Applicable Market Value, and (c) if the Applicable Market Value is equal to or less than the Initial Price, 3.7037 shares of Common Stock per share of Series A Mandatory Convertible Preferred Stock, in each case subject to adjustment as provided in Section 9(ii) (and in each case rounded upward or downward to the nearest 1/10,000th of a share). In each of the clauses in the immediately preceding sentence, the Conversion Rate in respect of a conversion pursuant to Section 5 shall be increased by an amount equal to any accumulated and unpaid dividends on the Series A Mandatory Convertible Preferred Stock on the Conversion Date (taking into account any payment of such dividends on the Conversion Date) divided by the Current Market Price.

         (ii) In connection with the Conversion Rate as set forth in Section 9(i), the formula for determining the Conversion Rate and the number of shares of Common Stock to be delivered on the Conversion Date upon conversion as set forth in Sections 6, 7 or 8 shall be subject to the following adjustments:

                  (a) Stock Dividends. In case the Company shall pay or make a dividend or other distribution on the Common Stock in Common Stock, the Conversion Rate, as in effect at the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.

                  (b) Stock Purchase Rights. In case the Company shall issue to all holders of its Common Stock (such issuance not being available on an equivalent basis to Holders of the shares of Series A Mandatory Convertible Preferred Stock upon conversion) options, warrants or other rights, entitling them to subscribe for or purchase shares of Common Stock for a period expiring within 60 days from the date of issuance of such option, warrants or other rights at a price per share of Common Stock less than the Current Market Price on the date fixed for the determination of stockholders of the Company entitled to receive such rights, options, warrants or securities (other than pursuant to a dividend reinvestment, share purchase or similar plan), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such rights, options, warrants or securities (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) would purchase at such Current Market Price and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, either directly or indirectly, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.

                  (c) Stock Splits; Reverse Splits; and Combinations. In case outstanding shares of Common Stock shall be subdivided, split or reclassified into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined or reclassified into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split, reclassification or combination becomes effective.

                  (d) Debt, Asset or Security Distributions. (1) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, assets or securities (but excluding any options, warrants or other rights referred to in paragraph (b) of this Section 9(ii), any dividend or distribution paid exclusively in cash and any dividend, shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a Spin-Off (as defined below) referred to in the next subparagraph, or dividend or distribution referred to in paragraph (a) of this Section 9(ii)), the Conversion Rate shall be increased by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders of the Company entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price on the date fixed for such determination less the then fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator of which shall be such Current Market Price, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such distribution. In any case in which this subparagraph (d)(1) is applicable, subparagraph
         (d)(2) of this Section 9(ii) shall not be applicable.

                  (2) In the case of a Spin-Off, the Conversion Rate in effect immediately before the close of business on the record date fixed for determination of stockholders of the Company entitled to receive that distribution will be increased by multiplying the Conversion Rate by a fraction, the numerator of which is the Current Market Price plus the Fair Market Value (as defined below) of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one share of Common Stock and the denominator of which is the Current Market Price. Any adjustment to the Conversion Rate under this subparagraph (d)(2) will occur on the date that is the earlier of (A) the 10th Trading Day from, and including, the effective date of the Spin-Off and (B) the date of the securities being offered in the Initial Public Offering (as defined below) of the Spin-Off, if that Initial Public Offering is effected simultaneously with the Spin-Off.

                  (e) Cash Distributions. In case the Company shall, by dividend or otherwise, make distributions to all holders of its Common Stock exclusively in cash (excluding any cash that is distributed in a Reorganization Event to which Section 9(iii) applies or as part of a distribution referred to in paragraph (d) of this Section 9(ii)) immediately after the close of business on such date for determination, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders of the Company entitled to receive such distribution by a fraction, (A) the numerator of which shall be equal to the Current Market Price on the date fixed for such determination and (B) the denominator of which shall be equal to the Current Market Price on the date fixed for such determination less the per share amount of the distribution.

                  (f) Tender Offers. In the case that a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to stockholders of the Company (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) per share of the Common Stock that exceeds the closing price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as amended through the expiration thereof), the Conversion Rate shall be increased by dividing the Conversion Rate immediately prior to the close of business on the date of the Expiration Time by a fraction
         (A) the numerator of which shall be equal to (x) the product of (I) the Current Market Price on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) on the date of the Expiration Time less (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders of the Company pursuant to the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (B) the denominator of which shall be equal to the product of (x) the Current Market Price on the date of the Expiration Time and
         (y) the number of shares of Common Stock outstanding (including any tendered shares) on the date of the Expiration Time less the number of all shares validly tendered, not withdrawn and accepted for payment on the date of the Expiration Time (such validly tendered shares, up to any such maximum, being referred to as the "Purchased Shares").

                  (g) Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Conversion Rate pursuant to paragraph (a), (b), (c), (d), (e), (f) or (h) of this
         Section 9(ii), an adjustment shall also be made to the Threshold Appreciation Price and the Initial Price solely to determine which of clauses (a), (b) or (c) of the definition of Conversion Rate set forth in Section 9(i) will apply on the Conversion Date. Such adjustment shall be made by multiplying the Threshold Appreciation Price or the Initial Price, as applicable, by a fraction, the numerator of which shall be the Conversion Rate immediately before such adjustment and the denominator of which shall be the Conversion Rate immediately after such adjustment pursuant to paragraph (a), (b), (c), (d), (e), (f) or
         (h) of this Section 9(ii); provided, that if such adjustment to the Conversion Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (a), (b), (c), (d), (e),
         (f) or (h) of this Section 9(ii) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Conversion Rate.

                  (h) Increase of Conversion Rate. The Company may make such increases in the Conversion Rate, in addition to those required by this
         Section 9(ii), as the Board of Directors considers advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

                  (i) Notice of Adjustment. (1) Whenever the Conversion Rate is adjusted in accordance with this Section 9(ii), the Company shall forthwith compute the Conversion Rate in accordance with this Section 9(ii) and prepare and transmit to the Transfer Agent an Officer's Certificate (as defined below) setting forth the Conversion Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based. (2) As soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Rate pursuant to this Section 9(ii) (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), the Company or, at the request and expense of the Company, the Transfer Agent shall provide a written notice to the Holders of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Rate was determined and setting forth the adjusted Conversion Rate.

         (iii) In the event of:

                  (a) any consolidation or merger of the Company with or into another Person or of another Person with or into the Company; or

                  (b) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety; or

                  (c) any reclassification (other than a reclassification to which paragraph (c) of Section 9(ii) applies),

(any such event, a "Reorganization Event"), each share of Series A Mandatory Convertible Preferred Stock prior to such Reorganization Event shall, after such Reorganization Event, be converted into the right to receive the kind and amount of securities, cash and other property receivable in such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the date of the Reorganization Event) per share of Series A Mandatory Convertible Preferred Stock by a holder of Common Stock that (1) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a "Constituent Person"), or an Affiliate (as defined below) of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-Affiliates, and (2) has failed to exercise the rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section 9(iii) the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). On the Conversion Date, the Conversion Rate then in effect shall be applied to the value or amount on the Conversion Date of such securities, cash or other property.

         In the event of such a Reorganization Event, the Person formed by such consolidation, or merger or the Person which acquires the assets of the Company shall execute and deliver to the Transfer Agent an agreement supplemental hereto providing that the Holder of each share of Series A Mandatory Convertible Preferred Stock that remains outstanding after the Reorganization Event (if any) shall have the rights provided by this Section 9(iii). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The above provisions of this Section 9(iii) shall similarly apply to successive Reorganization Events.

         (iv) No adjustment to the Conversion Rate need be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, so long as the distributed assets or securities the Holders would receive upon conversion of the Series A Mandatory Convertible Preferred Stock, if convertible, exchangeable, or exercisable, are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of the Series A Mandatory Convertible Preferred Stock.

         The applicable Conversion Rate shall not be adjusted:

                  (a) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company's securities and the investment of additional optional amounts in shares of Common Stock under any plan;

                  (b) upon the issuance of any shares of the Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;

                  (c) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series A Mandatory Convertible Preferred Stock were first issued;

                  (d) for a change in the par value or no par value of the Common Stock; or

                  (e) for accumulated and unpaid dividends.



         Section 10. Definitions.

         (i) "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

         (ii) The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Conversion Date.

         (iii) "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Transfer Agent.

         (iv) "Business Day" means any day other than a Saturday or Sunday or any other day on which banks in The City of New York are authorized or required by law or executive order to close.

         (v) "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

         (vi) The "Closing Price" of the Common Stock or any securities distributed in a Spin-Off, as the case may be, on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) per share on the New York Stock Exchange ("NYSE") on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal U.S. national or regional securities exchange on which such security is so listed or quoted, or if such security is not so listed or quoted on a U.S. national or regional securities exchange, as reported by the Nasdaq stock market, or, if such security is not so reported, the last quoted bid price for the such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

         (vii) "Corporate Trust Office" means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.

         (viii) "Current Market Price" means (a) on any day the average of the Closing Prices of the Common Stock for the five consecutive Trading Days preceding the earlier of the day preceding the day in question and the day before the "ex date" with respect to the issuance or distribution requiring computation, (b) in the case of any Spin-Off that is effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-Off, the Closing Price of the Common Stock on the Trading Day on which the initial public offering price of the securities being distributed in the Spin-Off is determined, and (c) in the case of any other Spin-Off, the average of the Closing Prices of the Common Stock over the first 10 Trading Days after the effective date of such Spin-Off. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades in a regular way on the NYSE or other principal U.S. national or regional securities exchange or quotation system on which the Common Stock is listed or quoted at such time, without the right to receive such issuance or distribution.

         (ix) "Fair Market Value" means (a) in the case of any Spin-Off that is effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-Off, the initial public offering price of those securities, and (b) in the case of any other Spin-Off, the average of the Closing Prices of the securities being distributed in the Spin-Off over the first 10 Trading Days after the effective date of such Spin-Off.

         (x) "Holder" means the Person in whose name a share of Series A Mandatory Convertible Preferred Stock is registered.

         (xi) "Initial Public Offering" means the first time securities of the same class or type as the securities being distributed in the Spin-Off are offered to the public for cash.

         (xii) "Officer" means the Chairman of the Board and President, Chief Executive Officer, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Company.

         (xiii) "Officer's Certificate" means a certificate signed by two Officers.

         (xiv) "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         (xv) "Provisional Conversion Date" means the date fixed for conversion of shares of Series A Mandatory Convertible Preferred Stock for shares of Common Stock pursuant to Section 6 above or, if the Company shall default in the cash payment of (a) an amount equal to any accumulated and unpaid dividends on the shares of Series A Mandatory Convertible Preferred Stock then outstanding , whether or not declared, and (b) the present value of all remaining dividend payments on the shares of Series A

Mandatory Convertible Preferred Stock then outstanding, through and including December 15, 2006, in connection with such conversion on such date, the date the Company actually makes such payment.

         (xvi) "Spin-Off" means payment of a dividend or other distribution of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company.

         (xvii) "Subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (1) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (2) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         (xviii) "Trading Day" means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock or any security distributed in a Spin-Off, as the case may be, is not listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Common Stock or any security distributed in a Spin-Off, as the case may be, is then listed or, if the Common Stock or any security distributed in a Spin-Off, as the case may be, is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq stock market or, if the Common Stock or any security distributed in a Spin-Off, as the case may be, is not so reported, on the principal other market on which the Common Stock or any security distributed in a Spin-Off, as the case may be, then traded. No day on which the Common Stock or any security distributed in a Spin-Off, as the case may be, experiences any of the following, however, will count as a Trading Day:

         (a) any suspension of or limitation imposed on trading of the Common Stock or any security distributed in a Spin-Off, as the case may be, on any U.S. national or regional securities exchange or association or over-the-counter market;

         (b) any event (other than an event listed in subsection (c) below) that disrupts or impairs the ability of market participants in general to
            (i) effect transactions in or obtain market values for the Common Stock or any security distributed in a Spin-Off, as the case may be, on any relevant U.S. national or regional securities exchange or association or over-the-counter market, or (ii) effect transactions in or obtain market values for, futures or options contracts relating to the Common Stock or any security distributed in a Spin-Off, as the case may be, on any relevant U.S. national or regional securities exchange or association or over-the-counter market; or

         (c) any relevant U.S. national or regional securities exchange or association or over-the-counter market on which the Common Stock or any security distributed in a Spin-Off, as the case may be, trades closes on any exchange business day prior to its scheduled closing time unless such earlier closing time is announced by the exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such exchange and (ii) the submission deadline for orders to be entered into the exchange for execution on such business day.

         (xix) "Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release
H.15 (519) which has become publicly available at least two Business Days prior to the Provisional Conversion Date (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term to

December 15, 2006, provided, however, that if the then remaining term to December 15, 2006 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then-remaining term to December 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         (xx) "Transfer Agent" means Mellon Investor Services LLC unless and until a successor is selected by the Company, and then such successor.

         Section 11. Fractional Shares.

         No fractional shares of Common Stock shall be issued to Holders. In lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series A Mandatory Convertible Preferred Stock surrendered by the same Holder upon a conversion as described in Sections 5, 6(i), 7(i) or 8(i) or which would otherwise be issuable in respect of a stock dividend payment upon a conversion as described in Section 5, such Holder shall have the right to receive an amount in cash (computed to the nearest cent) equal to the same fraction of (a) in the case of Section 5, the Current Market Price or (b) in the case of Sections 6(i), 7(i) or 8(i), the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion. If more than one share of Series A Mandatory Convertible Preferred Stock shall be surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Mandatory Convertible Preferred Stock so surrendered.

         Section 12. Miscellaneous.

         (i) Procedures for conversion of shares of Series A Mandatory Convertible Preferred Stock, in accordance with Sections 5, 6, 7 or 8, not held in certificated form will be governed by arrangements among the depositary of the shares of Series A Mandatory Convertible Preferred Stock, its participants and persons that may hold beneficial interests through such participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time.

         (ii) The Liquidation Preference and the annual dividend rate set forth herein each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Mandatory Convertible Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors and submitted by the Board of Directors to the Transfer Agent.

         (iii) For the purposes of Section 9, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

         (iv) If the Company shall take any action affecting the Common Stock, other than any action described in Section 9, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the Holders, then the Conversion Rate, the Provisional Conversion Rate and/or the Optional Conversion Rate for the Series A Mandatory Convertible Preferred Stock may be adjusted, to the extent permitted by law, in such manner, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

         (v) The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversion of the Series A Mandatory Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Mandatory Convertible Preferred Stock not theretofore converted. For purposes of this Section 12(v), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Mandatory Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

         (vi) The Company covenants that any shares of Common Stock issued upon conversion of the Series A Mandatory Convertible Preferred Stock or issued in respect of a stock dividend payment upon a conversion described in Section 5, shall be validly issued, fully paid and non-assessable.

         (vii) The Company shall use its best efforts to list the shares of Common Stock required to be delivered upon conversion of the Series A Mandatory Convertible Preferred Stock or upon issuance in respect of a stock dividend payment upon a conversion described in Section 5, prior to such delivery, upon each national securities exchange or quotation system, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

         (viii) Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series A Mandatory Convertible Preferred Stock or upon issuance in respect of a stock dividend payment upon a conversion described in Section 5, the Company shall use its best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

         (ix) The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion of the Series A Mandatory Convertible Preferred Stock pursuant thereto or upon issuance in respect of a stock dividend payment upon a conversion described in Section 5; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the Holder of the Series A Mandatory Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or established, to the reasonable satisfaction of the Company, that such tax has been paid or is not applicable.

         (x) The Series A Mandatory Convertible Preferred Stock is not redeemable.

         (xi) The Series A Mandatory Convertible Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Company.

         (xii) Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

         (xiii) Series A Mandatory Convertible Preferred Stock may be issued in fractions of a share which shall entitle the Holder, in proportion to such Holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of Holders of Series A Mandatory Convertible Preferred Stock.

         (xiv) Subject to applicable escheat laws, any monies set aside by the Company in respect of any payment with respect to shares of the Series A Mandatory Convertible Preferred Stock, or dividends thereon, and unclaimed at the end of two years from the date upon which such payment is due and payable shall revert to the general funds of the Company, after which reversion the Holders of such shares shall look only to the general funds of the Company for the payment thereof. Any interest accumulated on funds so deposited shall be paid to the Company from time to time.

         (xv) Except as may otherwise be required by law, the shares of Series A Mandatory Convertible Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations or the Restated Certificate of Incorporation.

         (xvi) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         (xvii) If any of the voting powers, preferences and relative, participating, optional and other special rights of the Series A Mandatory Convertible Preferred Stock and qualifications, limitations and restrictions thereof set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Mandatory Convertible Preferred Stock and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Mandatory Convertible Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Mandatory Convertible Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Mandatory Convertible Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

         (xviii) Shares of Series A Mandatory Convertible Preferred Stock that
(a) have not been issued on or before January 18, 2004 or (b) have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issuance of such shares as Series A Mandatory Convertible Preferred Stock must be in compliance with the terms hereof.

         (xix) If any of the Series A Mandatory Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Mandatory Convertible Preferred Stock certificate, or in lieu of and substitution for the Series A Mandatory Convertible Preferred Stock certificate lost, stolen or destroyed, a new Series A Mandatory Convertible Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A Mandatory Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Mandatory Convertible Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent. The Company is not required to issue any certificates representing Series A Mandatory Convertible Preferred Stock on or after the Conversion Date. In place of the delivery of a replacement certificate following the Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, will deliver the shares of Common Stock pursuant to the terms of the Series A Mandatory Convertible Preferred Stock evidenced by the certificate.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed by Nicholas J. Camera, Senior Vice President, General Counsel and Secretary of the Company, and attested by Marjorie Hoey, its Vice President, Associate General Counsel and Assistant Secretary, this 17th day of December 2003.


                                    INTERPUBLIC GROUP OF COMPANIES, INC.

                                       By:  /s/ Nicholas J. Camera
                                          --------------------------------------
                                          Name:  Nicholas J. Camera
                                          Title: Senior Vice President,
                                                 General Counsel and Secretary







ATTEST:

By:     /s/ Marjorie Hoey
   --------------------------------------------
   Name:  Marjorie Hoey
   Title: Vice President, Associate General Counsel and
          Assistant Secretary

                         CERTIFICATE OF DESIGNATIONS OF

        5 1/4% SERIES B CUMULATIVE CONVERTIBLE PERPETUAL PREFERRED STOCK

                   OF THE INTERPUBLIC GROUP OF COMPANIES, INC.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

      The Interpublic Group of Companies, Inc., a Delaware corporation (the "Company"), certifies that pursuant to the authority contained in Article 4 of its Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), the Pricing Committee designated by the Board of Directors of the Company (the "Board of Directors") by resolution adopted by unanimous written consent, pursuant to
Section 141(f) of the DGCL, on October 18, 2005, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

            RESOLVED, that pursuant to the authority vested in the Pricing Committee by the Board of Directors, and in the Board of Directors by the Restated Certificate of Incorporation, as amended, the Pricing Committee designated by the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of the Company's preferred stock without par value, with a liquidation preference of $1,000 per share plus an amount equal to the sum of all accumulated and unpaid dividends, subject to adjustment as provided in Section 19(ii) hereof, which shall be designated as 5 1/4% Series B Cumulative Convertible Perpetual Preferred Stock (the "Series B Preferred Stock") consisting of 600,000 shares, no shares of which have heretofore been issued by the Company, having the following powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof:

      Section 1. Ranking. The Series B Preferred Stock will rank, with respect to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company: (i) senior to all Junior Stock, (ii) on parity with all Parity Stock and (iii) junior to all Senior Stock. The Company's ability to issue Capital Stock that ranks senior to its Series B Preferred Stock shall be subject to the provisions of Section 4 hereof.

      Section 2. Dividends.

      (i) Each holder of shares of the outstanding Series B Preferred Stock (together, the "Holders") shall be entitled, when, as and if declared by the Board of Directors or a duly authorized committee thereof out of assets of the Company legally available therefor, to receive cumulative dividends at the initial rate per annum of 5.25% of the liquidation preference of $1,000 per share of Series B Preferred Stock, subject to adjustment as provided in Section 19(ii) hereof (such liquidation preference, as adjusted from time to time, the "Liquidation Preference") (initially equivalent to $52.50 per annum per share) payable quarterly in arrears (such rate, as the same may be adjusted from time to time pursuant to Section 2(ii) and Section 13, the "Dividend

Rate"). Dividends payable for each full dividend period will be computed by dividing the Dividend Rate by four and shall be payable in arrears on each Dividend Payment Date (commencing January 15, 2006) for the quarterly period ending immediately prior to such Dividend Payment Date, to the holders of record of Series B Preferred Stock at the close of business on the Dividend Record Date applicable to such Dividend Payment Date. Such dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Issue Date (whether or not in any dividend period or periods there shall be assets of the Company legally available for the payment of such dividends in whole or in part). The initial dividend on the Series B Preferred Stock, for the period commencing on October 24, 2005, to but excluding January 15, 2006, shall be $11.8125 per share and shall be payable, when, as and if declared, on January 15, 2006. Each subsequent quarterly dividend on the Series B Preferred Stock, when, as and if declared, shall be $13.125 per share. Dividends payable for any partial dividend period, including the initial dividend period ending immediately prior to January 15, 2006, shall be computed on the basis of days elapsed over a 360-day year consisting of twelve 30-day months.

      (ii) If and whenever six full quarterly dividends, whether or not consecutive, payable on the Series B Preferred Stock (such period, the "Initial Six-Quarter Period") are not paid, then the Dividend Rate shall increase by one percentage point (100 basis points), and at such date as the Company has paid in full all accumulated and unpaid dividends on the Series B Preferred Stock for all dividend periods terminating on or prior to such date, the Dividend Rate shall decrease by one percentage point (100 basis points). After the Initial Six-Quarter Period and the taking of action by the Company to cause a decrease in the Dividend Rate as provided in the prior sentence, if and whenever one full quarterly dividend payable on the Series B Preferred Stock is not paid, the Dividend Rate shall increase by one percentage point (100 basis points) until the Company has paid in full all accumulated and unpaid dividends on the Series B Preferred Stock for all dividend periods terminating on or prior to the date on which the accumulated and unpaid dividends are paid in full.

      (iii) No dividend will be declared or paid upon, or any sum set apart or shares of Common Stock distributed for the payment of dividends upon, any outstanding share of the Series B Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum of money or number of shares of Common Stock have been set apart or shares of Common Stock distributed for the payment of such dividend, upon all outstanding shares of Series B Preferred Stock.

      (iv) No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and other than cash paid in lieu of fractional shares in accordance with Section 17 hereof) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Company (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)), unless all accumulated and unpaid dividends shall have been or contemporaneously are declared and paid, or are declared and a sum of cash or number of shares of Common Stock sufficient for the payment thereof is set apart for such payment, on the Series B Preferred Stock and any Parity Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been paid on the Series B Preferred Stock and any Parity Stock, dividends may be declared and paid on the Series B Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Series B Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series B Preferred Stock and such other Parity Stock bear to each other.

      (v) Holders shall not be entitled to any dividends on the Series B Preferred Stock, whether payable in cash, property or stock, in excess of full cumulative dividends calculated pursuant to this Section 2. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.

      (vi) With respect to dividends that have been declared for payment, a Holder at the close of business on a Dividend Record Date will be entitled to receive the dividend payment on its Series B Preferred Stock on the next succeeding Dividend Payment Date notwithstanding the Company's default in payment of the dividend due on that Dividend Payment Date.

      (vii) Dividends in arrears on the Series B Preferred Stock in respect of a dividend period not declared for payment ("Delayed Dividends") may be declared by the Board of Directors or a duly authorized committee thereof and paid on any date fixed by the Board of Directors or a duly authorized committee thereof, whether or not a Dividend Payment Date, to the Holders of record as they appear on the stock register of the Company on a record date selected by the Board of Directors or a duly authorized committee thereof, which shall (a) not precede the date the Board of Directors or an authorized committee thereof declares the dividend payable and (b) not be more than 60 days prior to the date the dividend is paid.

      Section 2A. Method of Payment of Dividends.

      (i) Subject to restrictions set forth herein, dividends on Series B Preferred Stock may be paid, at the sole discretion of the Company, (a) in cash;
(b) by delivery of shares of Common Stock; or (c) through any combination of cash or Common Stock.

      (ii) Shares of Common Stock issued in payment or partial payment of a dividend shall be valued for such purpose at 95% of the average of the Volume-Weighted Average Price for each of the five consecutive Trading Days ending on the second Trading Day immediately prior to the Dividend Record Date for such dividend.

      (iii) Dividend payments on the Series B Preferred Stock will be made in cash, except to the extent the Company elects to make all or any portion of such payment in Common Stock by giving notice to Holders and issuing a press release, each in accordance with Section 2A(v) and Section 14 hereof, of such election at least ten (10) Trading Days prior to the Dividend Record Date for such dividend.

      (iv) During the period commencing on the Issue Date and ending on the second anniversary of the Issue Date, no payment or partial payment of a dividend on the Series B Preferred Stock may be made by delivery of Common Stock unless:

            (a) an effective registration statement exists at the time of delivery of such shares of Common Stock; or

            (b) in the case of dividends paid by delivery of shares of Common Stock issued on or after the first anniversary of the Issue Date, at the time of delivery of such shares, the Company satisfies the requirements of Rule 144(c) of the Securities Act.

      (v) The notice and press release specified in Section 2A(iii) will set forth the portion of such payment that will be made in cash and the portion that will be made in shares of Common Stock. In addition, with respect to any such payment to be made during the period commencing on the Issue Date and ending on the second anniversary of the Issue Date, such notice will:

            (a) with respect to delivery of shares of Common Stock for which the Company relies on Section 2A(iv)(a) above, state whether an effective registration statement exists and is available for resales of shares of Common Stock that are issued in respect of dividends; and

            (b) with respect to delivery of shares of Common Stock for which the Company relies on Section 2A(iv)(b) above:

                  (1) state whether the Company is in compliance and will be in compliance with Rule 144(c) under the Securities Act on the date of delivery of dividends in the form of Common Stock;

                  (2) set forth the relevant text of Rule 144(e) under the
            Securities Act regarding the calculation methods of volume limitations;

                  (3) include a statement that investors must make their own determination as to whether they are entitled to rely on Rule 144 under the Securities Act in respect of resales of shares of Common Stock that are issued in respect of dividends; and

                  (4) include a statement that investors may be required to make certain filings with the Securities and Exchange Commission (the "SEC") and other regulatory authorities in relation to any resales of shares of Common Stock pursuant to Rule 144 of the Securities Act.

      (vi) No fractional shares of Common Stock will be delivered to Holders in payment or partial payment of a dividend. In lieu of delivery of a fractional share, a cash adjustment will be paid to each Holder in accordance with Section 17 hereof. Any portion of any such payment that is declared and not paid through the delivery of Common Stock will be paid in cash.

      Section 3. Liquidation Preference.

      (i) In the event of any voluntary or involuntary liquidation, winding up or dissolution of the Company, each Holder shall be entitled to receive out of the assets of the Company available for distribution to stockholders of the Company, before any distribution of assets is made to holders of the Common Stock or any other Junior Stock but after any distribution on the indebtedness of the Company or Senior Stock, the Liquidation Preference, plus accumulated and unpaid dividends (whether or not declared) thereon for the then-current dividend period to the date fixed for liquidation, winding up or dissolution and all dividend periods prior thereto.

      (ii) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Company (other than in connection with the liquidation, winding-up or dissolution of its business) nor the merger, conversion or consolidation of the Company into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 3.

      (iii) In the event the assets of the Company available for distribution to Holders upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 3(i), no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Series B Preferred Stock, ratably, in proportion to the full distributable amounts for which Holders and holders of any Parity Stock are entitled upon such liquidation, winding-up or dissolution, with the amount allocable to each series of such stock determined on a pro rata basis of the aggregate liquidation preference of the outstanding shares of each series and accumulated and unpaid dividends to which each series is entitled.

      (iv) After the payment to the Holders of full preferential amounts provided for in Sections 3(i), 3(ii) and 3(iii) hereof, the Holders as such shall have no right or claim to any of the remaining assets of the Company.

      Section 4. Voting Rights.

      (i) Holders shall have no voting rights, except as set forth in this
Section 4 or as expressly required by applicable state law from time to time.

      (ii) If and whenever six full quarterly dividends, whether or not consecutive, on any series of preferred stock of the Company, including the Series B Preferred Stock, are not paid, the number of directors constituting the Board of Directors will be increased by two and the holders of all series of the preferred stock of the Company (including the Series B Preferred Stock) then outstanding, voting together as a class, shall have a right to elect those additional directors to the Board of Directors until all accumulated and unpaid dividends on the cumulative preferred stock of the Company have been paid in full or, to the extent that any series of non-cumulative preferred stock of the Company is outstanding, until non-cumulative dividends have been paid regularly for at least a year. To exercise this right, any holder of any series of the Company's preferred stock then outstanding, including the Series B Preferred Stock, may by written notice request that the Company call a special meeting of the holders of the Company's preferred stock for the purpose of electing the additional directors and, if such non-payment of dividends is continuing, the Company shall call such meeting within 35 days after such written request. If the Company fails to call such a meeting upon request, any holder at such time of any series of the Company's preferred stock then outstanding, including the Series B Preferred Stock, may call a meeting. At such time as all accumulated and unpaid dividends on the cumulative preferred stock of the Company are paid and, in the case of any series of non-cumulative preferred stock of the Company, all non-cumulative dividends have been paid regularly for at least one year, the holders of the Company's preferred stock then outstanding will no longer have the right to vote on directors and the term of office of each director so elected will terminate and the number of directors will, without further action, be reduced by two.

      (iii) So long as any Series B Preferred Stock is outstanding, in addition to any other vote of stockholders of the Company required under applicable law or the Restated Certificate of Incorporation, the affirmative vote or consent of the Holders of at least 66 2/3% of the then outstanding shares of the Series B Preferred Stock will be required (a) for any amendment of the Restated Certificate of Incorporation if the amendment would alter or change the powers, preferences, privileges or rights of the Holders so as to affect them adversely,
(b) to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, by merger, consolidation or otherwise, any class or series of Senior Stock, or (c) to reclassify by merger, consolidation or otherwise, any authorized stock of the Company into any class or series of, or any obligation or security convertible into or evidencing a right to purchase, any Senior Stock; provided that no such vote shall be required for the Company to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any Parity Stock or Junior Stock.

      (iv) In any case where the Holders are entitled to vote as a class with holders of Parity Stock, each holder shall be entitled to one vote for each share of such preferred stock (including the Series B Preferred Stock) held by such holder. In any case where the Holders are entitled to vote as a class, each Holder shall be entitled to one vote for each share of the Series B Preferred Stock held by such Holder.

      Section 5. Forced Conversion.

      (i) At any time on or after October 15, 2010, the Company shall have the right, at its option, to cause the Series B Preferred Stock, in whole but not in part, to be automatically converted into a number of whole shares of Common Stock at the Conversion Rate then in effect, with any resulting fractional shares of Common Stock to be settled in accordance with Section 17 hereof (a "Forced Conversion"). The Company may exercise its right to cause a Forced Conversion pursuant to this Section 5 only if the Closing Sale Price of the Common Stock multiplied by the Conversion Rate equals or exceeds 130% of the Liquidation Preference for at least 20 Trading Days in any consecutive 30 Trading Day period, including the last

Trading Day of such 30 Trading Day period, ending on the Trading Day prior to the Company's issuance of a press release, as described in Section 5(ii) hereof, announcing the Company's exercise of its right to cause Forced Conversion.

      (ii) To exercise its right to call a Forced Conversion described in
Section 5(i) hereof, the Company must issue a press release, in compliance with
Section 14(i) hereof, prior to the close of business on the first Trading Day following any date on which the conditions described in Section 5(i) hereof are met, announcing such a Forced Conversion. The Company shall also give notice by mail or by publication (with subsequent prompt notice by mail), in either case in accordance with Section 14(ii) hereof, to the Holders (not more than four Business Days after the date of the press release) of the election to call a Forced Conversion. The conversion date will be a date selected by the Company (the "Forced Conversion Date") and will be no more than 15 days after the date on which the Company issues the press release described in this Section 5(ii).

      (iii) In addition to any information required by applicable law or regulation, the press release and notice of a Forced Conversion described in
Section 5(ii) shall state, as appropriate: (a) the Forced Conversion Date; (b) the number of shares of Common Stock to be issued upon conversion of each share of Series B Preferred Stock; (c) the number of shares of Series B Preferred Stock to be converted; and (d) that dividends on the Series B Preferred Stock to be converted will cease to accumulate on the Forced Conversion Date.

      (iv) On and after the Forced Conversion Date, dividends will cease to accumulate on the Series B Preferred Stock called for a Forced Conversion and all rights of Holders will terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof at the Conversion Rate then in effect and cash in lieu of any fractional shares of Common Stock, settled in accordance with Section 17 hereof. If the Forced Conversion Date occurs between the period between the close of business on any Dividend Record Date and the close of business on any Dividend Payment Date, the dividend payment with respect to the Series B Preferred Stock will be payable to the record holder of such share on such Dividend Record Date. Except as provided in the immediately preceding sentence, with respect to a Forced Conversion pursuant to Section 5(i) hereof, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, upon conversion of Series B Preferred Stock or for dividends with respect to the Common Stock issued upon such conversion.

      (v) The Company may not authorize, issue a press release or give notice of any Forced Conversion pursuant to Section 5(i) hereof unless, prior to giving the notice of Forced Conversion, all accumulated and unpaid dividends on the Series B Preferred Stock for periods ended prior to the date of such notice shall have been paid.

      (vi) In addition to the Company's right to call a Forced Conversion described in Section 5(i) hereof, if there are fewer than 39,375 shares of Series B Preferred Stock outstanding, the Company shall have the right, at any time on or after October 15, 2010, at its option, to cause the Series B Preferred Stock to be automatically converted into that number of whole shares of Common Stock equal to the quotient of (a) the Liquidation Preference divided by (b) the lesser of (1) the Conversion Price then in effect and (2) the Market Value as of the second Trading Day immediately prior to the Forced Conversion Date, with any resulting fractional shares of

Common Stock to be settled in cash in accordance with Section 17 hereof. The provisions of Sections 5(ii), 5(iii), 5(iv) and 5(v) shall apply to any such forced conversion pursuant to this Section 5(vi); provided, however, that to exercise the right described in this Section 5(vi), the Company must issue a press release at any time following satisfaction of the condition described in this Section 5(vi).

      Section 6. Conversion at the Option of the Holder.

      (i) Each Holder shall have the right, at any time, at its option, from the Issue Date to convert any or all of such Holder's shares of Series B Preferred Stock into 73.1904 shares of Common Stock for each share of Series B Preferred Stock, subject to adjustment as set forth in Section 7 hereof (such rate, the "Conversion Rate").

      (ii) Shares of Series B Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Record Date and the close of business on the Business Day immediately preceding the applicable Dividend Payment Date must be accompanied by a payment in cash equal to the dividend payable on the Series B Preferred Stock on that Dividend Payment Date. A Holder on a Dividend Record Date who (or whose transferee) tenders any shares for conversion on the corresponding Dividend Payment Date shall receive the dividend payable by the Company on the Series B Preferred Stock on that date, and the converting holder shall not be required to include payment in the amount of such dividend upon surrender of shares of Series B Preferred Stock for conversion. Except as provided in this Section 6(ii), upon a conversion at the option of the Holder pursuant to this Section 6, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, upon conversion of Series B Preferred Stock or for dividends on the shares of Common Stock issued upon such conversion.

      (iii) Subject to Section 19(i) hereof, the conversion right of a Holder shall be exercised by the Holder by the surrender to the Company of the certificates representing shares of Series B Preferred Shares to be converted at any time during usual business hours at its principal place of business or the offices of its duly appointed Transfer Agent to be maintained by it, accompanied by written notice to the Company in the form of Exhibit A that the Holder elects to convert all or a portion of the shares of Series B Preferred Stock represented by such certificate and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Company or its duly appointed Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or its duly appointed Transfer Agent duly executed by the Holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 19(vii) hereof. Immediately prior to the close of business on the date of receipt by the Company or its duly appointed Transfer Agent of notice of conversion of shares of Series B Preferred Stock, each converting Holder shall be deemed to be the holder of record of Common Stock issuable upon conversion of such Holder's Series B Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Holder. On the date of any conversion, all rights with respect to the shares of Series B Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except the rights of Holders thereof to: (a) receive certificates for the number of whole shares of Common Stock into which such shares of Series B Preferred Stock have been converted and cash, in lieu of any fractional shares, in accordance with Section 17 hereof; (b) receive a Make-Whole Premium, if any, payable upon a Fundamental Change, in accordance with Section 8A; and (c) exercise the rights to which they are entitled as holders of Common Stock.

      Section 7. Anti-dilution Adjustments.

      (i) Anti-Dilution Adjustments. The Conversion Rate shall be subject to the following adjustments from time to time:

            (a) Stock Dividends. In case the Company shall pay or make a dividend or other distribution to all holders of Common Stock in shares of Common Stock, the Conversion Rate, as in effect at the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such dividend or other distribution, shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.

            (b) Stock Purchase Rights. In case the Company shall issue to all holders of its Common Stock rights, options or warrants, entitling them to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock for a period expiring within 60 days from the date of issuance of such rights, options or warrants at a price per share of Common Stock less than the Market Value as of the date fixed for the determination of stockholders of the Company entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment, share purchase or similar plan), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such rights, options or warrants (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) would purchase at such Market Value and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, either directly or indirectly, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, that no such adjustment of Conversion Rate shall be made if the Holders would be entitled to receive such rights, options or warrants upon conversion at any time of shares of Series B Preferred Stock into

      Common Stock; provided further, however, that if any of the foregoing rights, options or warrants is only exercisable upon the occurrence of a Triggering Event, then the Conversion Rate will not be adjusted until such Triggering Event occurs.

            (c) Stock Splits; Reverse Splits; and Combinations. In case outstanding shares of Common Stock shall be subdivided, split or reclassified into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined or reclassified into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split, reclassification or combination becomes effective.

            (d) Cash Distributions. In case the Company shall, by dividend or otherwise, make distributions to all holders of its Common Stock exclusively in cash (excluding any distribution consisting of cash in part which is provided for in Section 7(i)(f) hereof) immediately after the close of business on such date for determination, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders of the Company entitled to receive such distribution by a fraction, (A) the numerator of which shall be equal to the Market Value as of the date fixed for such determination and (B) the denominator of which shall be equal to the Market Value as of the date fixed for such determination less the per share amount of the distribution.

            Notwithstanding the foregoing, in no event will an adjustment pursuant to this Section 7(i)(d) result in a Conversion Rate of more than 95.1475, subject to adjustment in accordance with Sections 7(i)(a), 7(i)(b), 7(i)(c), 7(i)(e) and 7(i)(f) hereof.

            (e) Common Stock Repurchase Premiums. In the case that a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to stockholders of the Company (based on the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares (as defined below)) of an aggregate consideration having a Fair Market Value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) per share of the Common Stock that exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then, immediately prior to the opening of business on the day after the last day (such day, the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as amended through the expiration thereof), the Conversion Rate shall be increased by dividing the Conversion Rate immediately prior to the close of business on the Expiration Time by a fraction (1) the numerator of which shall be equal to (x) the product of (I) the Market Value as of the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any Purchased Shares (as defined below)) on the Expiration Time less (y) the amount of cash plus the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders of the Company pursuant to the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares (as defined below)), and (2) the denominator of which shall be equal to the product of (x) the Market Value as of the Expiration Time and (y) the number of shares of Common Stock outstanding (including any Purchased Shares (as defined below)) on the Expiration Time less the number of all shares validly tendered, not withdrawn and accepted for payment on the Expiration Time (such validly tendered shares, up to any such maximum, being referred to as the "Purchased Shares").

            (f) Debt, Asset or Security Distributions. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, assets or securities (but excluding any dividend or distributions referred to in Section 7(i)(a), (i)(b) or
      (i)(d)), the Conversion Rate shall be increased by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders of the Company entitled to receive such distribution by a fraction, the numerator of which shall be the Market Value of a share of Common Stock as of the date fixed for such determination less the then Fair Market Value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator of which shall be the Market Value of a share of Common Stock as of the date fixed for such determination, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such distribution.

      (ii) Right and Warrants. If the Company distributes rights or warrants (other than those referred to above in Section 7(i)(b) hereof) pro rata to the holders of Common Stock, so long as such rights or warrants have not expired or been redeemed by the Company, the Holder of any shares of Series B Preferred Stock surrendered for conversion shall be entitled to receive upon such conversion, in addition to the shares of Common Stock then issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows:

            (a) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights or warrants; and

            (b) if such conversion occurs after the Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which such Series B Preferred Stock was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date had such Series B Preferred Stock been converted immediately prior to such Distribution Date in accordance with the terms and provisions applicable to the rights and warrants.

The Conversion Rate shall not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants.

      (iii) De Minimis Adjustments. Notwithstanding anything herein to the contrary, no adjustment under this Section 7 need be made to the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent (1.0%) of the Conversion Rate then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1.0%) of such Conversion Rate; provided, however, that with respect to adjustments to be made to the Conversion Rate in connection with cash dividends paid by the Company, the Company shall make such adjustments, regardless of whether such aggregate adjustments amount to one percent (1.0%) or more of the Conversion Rate, no later than October 15 of each calendar year. No adjustment under this Section 7 shall be made if such adjustment will result in a Conversion Price that is less than the par value of the Common Stock. All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share).

      (iv) Tax-Related Adjustments. The Company may make such increases in the Conversion Rate, in addition to those required by this Section 7, as the Board of Directors considers advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. In the event the Company elects to make such an increase in the Conversion Rate, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the increase of the Conversion Rate.

      (v) Stockholder Rights Plans. Upon conversion of the Series B Preferred Stock, the Holders shall receive, in addition to the shares of Common Stock and any cash for fractional shares in accordance with Section 17 hereof, if any, the rights issued under any future stockholder rights plan the Company may establish whether or not such rights are separated from the Common Stock prior to conversion. A distribution of rights pursuant to a stockholder rights plan will not result in an adjustment to the Conversion Rate pursuant to Section 7(i)(b) or 7(i)(f) provided that the Company has provided for the Holders to receive such rights upon conversion.

      (vi) Notice of Adjustment. Whenever the Conversion Rate is adjusted in accordance with this Section 7, the Company shall (a) compute the Conversion Rate in accordance with this Section 7 and prepare and transmit to the Transfer Agent an Officer's Certificate setting forth the Conversion Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based and (b) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Rate pursuant to this Section 7 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), the Company or, at the request and expense of the Company, the Transfer Agent shall provide a written notice to the Holders of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Rate was determined and setting forth the adjusted Conversion Rate.

      (vii) Reversal of Adjustment. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Rate then in effect shall be required by reason of the taking of such record.

      (viii) Exceptions to Adjustment. The applicable Conversion Rate shall not be adjusted:

            (a) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company's securities and the investment of additional optional amounts in shares of Common Stock under any plan;

            (b) upon the issuance of any shares of the Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

            (c) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

            (d) for a change in the par value or no par value of the Common Stock; or

            (e) for accumulated and unpaid dividends.

      Section 8. Fundamental Change.

      (i) Upon the occurrence of a Fundamental Change, each Holder that converts its Series B Preferred Stock at any time beginning at the opening of business on the Trading Day immediately following the Effective Date of a Fundamental Change described in paragraph (b) of the definition of Fundamental Change and ending at the close of business on the 30th Trading Day immediately following the Effective Date, shall receive:

            (a) Common Stock, in accordance with Section 6 hereof, and cash in lieu of fractional shares, in accordance with Section 17 hereof; and

            (b) a Make-Whole Premium (as defined below), if any, in accordance with Section 8A.

      (ii) Upon the occurrence of a Fundamental Change, in the event that the Market Value as of the Effective Date of any Fundamental Change multiplied by the Conversion Rate then in effect is less than the Liquidation Preference, each Holder shall have a one-time option (the "Fundamental Change Option") to convert all of such Holder's outstanding shares of Series B Preferred Stock into fully paid and nonassessable shares of Common Stock at an adjusted Conversion Rate equal to the lesser of (x) the Liquidation Preference, divided by the Market Value as of the Effective Date and (y) 146.3808. The Fundamental Change Option must be exercised, if at all, during the period of not less than 30 days nor more than 60 days after the Fundamental Change Notice Date. In lieu of issuing the shares of Common Stock issuable upon conversion in the event of a Fundamental Change, the Company may, at its option, make a cash payment equal to the Market Value as of such Effective Date for each share of such Common Stock otherwise issuable.

      (iii) In the event of a Fundamental Change, within ten (10) Trading Days after the Effective Date, the Company shall give notice of such Fundamental Change, in accordance with Section 14(ii) hereof, to each record holder (such date of notice, the "Fundamental Change Notice Date"). Each such notice shall state: (a) that a Fundamental Change has occurred; (b) the last day on which the Make-Whole Premium (as defined below), if any, can be received upon conversion and the last day on which the Fundamental Change Option may be exercised (each such date, an "Expiration Date") pursuant to the terms hereof; (c) the procedures that Holders must follow to exercise the Fundamental Change Option;
(d) the name and address of the Transfer Agent; and (e) any additional information as may be required to be included in such notice pursuant to Section 8A(iv) or Section 9(ii) hereof.

      (iv) Subject to Section 19(i) hereof, on or before the applicable Expiration Date, each Holder wishing to exercise its conversion right pursuant to Section 8(i) and (ii) shall surrender the certificate or certificates representing the shares of Series B Preferred Stock to be converted, in the manner and at the place designated in the notice described in Section 8(iii), and the cash or shares of Common Stock due to such Holder shall be delivered promptly to the Person whose name appears on such certificate or certificates as the owner thereof and the shares represented by each surrendered certificate shall be returned to authorized but unissued shares. Upon surrender (in accordance with the notice described in Section 8(iii) hereof) of the certificate or certificates representing any shares of Series B Preferred Stock to be so converted (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be converted by the Company at the adjusted Conversion Rate, if applicable, as described in
Section 8(ii) hereof. Each converting Holder shall be deemed to be the holder of record of Common Stock issuable upon conversion of such Holder's Series B Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Holder.

      (v) The rights of Holders pursuant to this Section 8 are in addition to, and not in lieu of, the rights of Holders provided for in Section 6 and Section 8A hereof.

      Section 8A. Payment of Make-Whole Premium.

      (i) If a Holder elects to convert its Series B Preferred Stock upon the occurrence of a Fundamental Change as described in paragraph (b) of the definition of Fundamental Change, the Company shall deliver to such Holder upon conversion, in addition to the shares of Common Stock, in accordance with
Section 6 hereof, and cash for fractional shares, in accordance with Section 17 hereof, a make-whole premium (the "Make-Whole Premium"):

            (a) equal to a percentage of the Liquidation Preference as determined by reference to the table in Section 8A(viii) hereof, based on the Effective Date and the price (the "Stock Price") paid, or deemed to be paid, per share of Common Stock in the transaction constituting the Fundamental Change, subject to adjustment as described below; and

            (b) in addition to, and not in substitution for, any cash, securities or other assets otherwise due to Holders upon conversion.

      (ii) The Make-Whole Premium will be paid in cash or shares of Common Stock (other than cash in lieu of fractional shares, which will be settled in accordance with Section 17) or in the same form of consideration into which all or substantially all of the Common Stock has been converted or exchanged in connection with the Fundamental Change (other than cash paid in lieu of fractional interests in any security or pursuant to dissenters' rights), subject, in the case of delivery of Common Stock, to the Company's satisfaction of the conditions described in Section 8A(iii).

      (iii) During the period commencing on the Issue Date and ending on the second anniversary of the Issue Date, a payment or partial payment of a Make-Whole Premium on the Series B Preferred Stock may be made by delivery of shares of Common Stock only if:

            (a) an effective registration statement exists at the time of delivery of such shares of Common Stock; or

            (b) in the case of Common Stock issued as payment of a Make-Whole Premium on or after the first anniversary of the Issue Date, at the time of delivery of such shares, the Company satisfies the requirements of Rule 144(c) of the Securities Act.

      (iv) Upon the occurrence of a Fundamental Change for which a Make-Whole Premium is payable, the Company shall include in the notice required to be issued pursuant to Section 8(iii) the following:

            (a) a calculation of the portion of the Make-Whole Premium payment that will be made in cash and the portion of such payment that will be made in shares of Common Stock;

            (b) with respect to delivery of shares of Common Stock for which the Company relies on Section 8A(iii)(a) above, a statement of whether an effective registration statement exists and is available for resales of shares of Common Stock that are issued in respect of the Make-Whole Premium payment; and

            (c) with respect to delivery of shares of Common Stock for which the Company relies on Section 8A(iii)(b) above:

                  (1) a statement as to whether the Company is in compliance and will be in compliance with Rule 144(c) under the Securities Act on the date of payment of the Make-Whole Premium in the form of Common Stock;

                  (2) the relevant text of Rule 144(e) under the Securities Act regarding the calculation methods of volume limitations;

                  (3) a statement that investors must make their own
            determination as to whether they are entitled to rely on Rule 144 under the Securities Act in respect of resales of shares of Common Stock that are issued as payment for the Make-Whole Premium; and

                  (4) a statement that investors may be required to make certain filings with the SEC and other regulatory authorities in relation to any resales of Common Stock pursuant to Rule 144 of the Securities Act.

      (v) The Company shall pay cash in lieu of fractional interests in any security, or other property delivered in connection with a Fundamental Change. The Make-Whole Premium shall be payable on the 35th Trading Day following the Effective Date for Series B Preferred Stock converted in connection with a Fundamental Change.

      (vi) The Stock Price paid, or deemed paid, per share of Common Stock in the transaction constituting the Fundamental Change will be as follows:

            (a) if the consideration (excluding cash payments for fractional shares or pursuant to statutory approval rights) for the Common Stock consists solely of cash, 100% of the cash amount paid per share for such Common Stock; and

            (b) in all other cases, the average of the Closing Sale Price of Common Stock for the five consecutive Trading Days immediately preceding the Effective Date.

      (vii) The value of Common Stock for purposes of determining the number of shares of Common Stock to be issued in respect of the Make-Whole Premium will be the Stock Price, as calculated pursuant to Section 8(A)(vi), multiplied by 95%.

      (viii) The following table sets forth the Stock Price paid, or deemed paid, per share of Common Stock in the transaction constituting a Fundamental Change as described in paragraph (b) of the definition thereof, the Effective Date and Make-Whole Premium (expressed as a percentage of the Liquidation Preference) upon a conversion in connection with such a Fundamental Change:

                      VALUE AS % OF LIQUIDATION PREFERENCE

                                                          EFFECTIVE DATE
               -----------------------------------------------------------------------------------------------------
                   AS OF
                 OCTOBER 18,                                            AS OF OCTOBER 15,
                 -----------   -------------------------------------------------------------------------------------
 STOCK PRICE       2005        2006    2007   2008    2009   2010    2011   2012    2013    2014   2015   THEREAFTER
 -----------       ----        ----    ----   ----    ----   ----    ----   ----    ----    ----   ----   ----------
    $10.51         25.01       24.68  23.10   21.80  21.05   20.87  20.77   20.64   20.52  20.43   20.33    20.33
    $12.50         22.76       21.97  19.77   17.64  15.93   15.40  15.32   15.22   15.13  15.06   14.98    14.98
    $15.00         20.79       19.61  16.84   13.85  10.71    8.52   8.48    8.43    8.37   8.34    8.28     8.28
    $17.50         19.47       18.08  14.99   11.49   7.40    1.74   1.74    1.73    1.72   1.72    1.72     1.72
    $20.00         18.56       17.08  13.84   10.13   5.74    0.00   0.00    0.00    0.00   0.00    0.00     0.00
    $22.50         17.90       16.40  13.13    9.39   5.03    0.00   0.00    0.00    0.00   0.00    0.00     0.00
    $25.00         17.39       15.91  12.66    8.97   4.75    0.00   0.00    0.00    0.00   0.00    0.00     0.00
    $27.50         16.98       15.53  12.34    8.72   4.64    0.00   0.00    0.00    0.00   0.00    0.00     0.00
    $30.00         16.62       15.23  12.09    8.55   4.57    0.00   0.00    0.00    0.00   0.00    0.00     0.00
    $32.50         16.30       14.96  11.88    8.42   4.53    0.00   0.00    0.00    0.00   0.00    0.00     0.00
    $35.00         16.00       14.72  11.70    8.30   4.48    0.00   0.00    0.00    0.00   0.00    0.00     0.00
    $37.50         15.71       14.49  11.54    8.20   4.44    0.00   0.00    0.00    0.00   0.00    0.00     0.00
    $40.00         15.44       14.27  11.38    8.10   4.40    0.00   0.00    0.00    0.00   0.00    0.00     0.00
    $42.50         15.16       14.06  11.22    8.00   4.36    0.00   0.00    0.00    0.00   0.00    0.00     0.00
    $45.00         14.90       13.85  11.07    7.91   4.32    0.00   0.00    0.00    0.00   0.00    0.00     0.00
    $47.50         14.64       13.64  10.91    7.81   4.28    0.00   0.00    0.00    0.00   0.00    0.00     0.00
    $50.00         14.37       13.43  10.76    7.71   4.24    0.00   0.00    0.00    0.00   0.00    0.00     0.00
    $52.50         14.11       13.22  10.61    7.62   4.19    0.00   0.00    0.00    0.00   0.00    0.00     0.00
    $55.00         13.85       13.02  10.46    7.52   4.15    0.00   0.00    0.00    0.00   0.00    0.00     0.00

The Stock Prices set forth in the table will be adjusted as of any date on which the Conversion Price of the Series B Preferred Stock is adjusted pursuant an adjustment to the Conversion Rate in accordance with Section 7 hereof. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to the adjustment divided by a fraction, the numerator of which shall be the Conversion Price immediately prior to the adjustment to the Conversion Price and the denominator of which is the Conversion Price as so adjusted.

      The exact Stock Price and Effective Date may not be set forth in the table, in which case:

            (a) if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the Make-Whole Premium will be determined by straight-line interpolation between Make-Whole Premium amounts set forth for the higher and lower Stock Prices and the two Effective Dates, as applicable, based on a 365-day year;

            (b) if the Stock Price is in excess of $55.00 per share (subject to adjustment in the same manner as the Stock Price) the payment corresponding to row $55.00 will be paid; and

            (c) if the Stock Price is less than $10.51 per share (subject to adjustment in the same manner as the Stock Price), no Make-Whole Premium will be paid.

Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion under Section 8A exceed 95.1475 shares of Common Stock per Liquidation Preference per share of Series B Preferred Stock, subject to adjustment in the same manner as the Conversion Rate is subject to adjustment pursuant to Section 7 hereof.

      Section 9. Conversion After a Public Acquirer Fundamental Change.

      (i) In the event of a Public Acquirer Fundamental Change, the Company may, in lieu of paying the Make-Whole Premium described in Section 8A hereof, elect to adjust the Conversion Rate and related conversion obligation such that, from and after the Effective Date of such Public Acquirer Fundamental Change, the Holders who elect to convert shall be entitled to convert their shares of Series B Preferred Stock into a number of shares of Public Acquirer Common Stock that have been registered, or the resale of which will be registered, under the Securities Act, by adjusting the Conversion Rate in effect immediately before the Public Acquirer Fundamental Change, by multiplying the Conversion Rate in effect immediately before the Public Acquirer Fundamental Change by a fraction:

            (a) the numerator of which shall be (i) in the case of a consolidation, merger or binding share exchange pursuant to which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property, the Fair Market Value of all cash and any other consideration (as determined in good faith by the Board of Directors, which determination shall be conclusive) paid or payable per share of Common Stock or (ii) in the case of any other Public Acquirer Fundamental Change, the average of the Closing Sale Price of the Common Stock for the five consecutive Trading Days prior to but excluding the Effective Date of such Public Acquirer Fundamental Change; and

            (b) the denominator of which shall be the average of the Closing Sale Price of the Public Acquirer Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the Effective Date of such Public Acquirer Fundamental Change.

      (ii) The Company shall state, in the notice of a Fundamental Change required to be issued pursuant to Section 8(iii), whether it has elected to adjust the Conversion Rate pursuant to Section 9(i), rather than pay the Make-Whole Premium pursuant to Section 8A(i). With respect to each Public Acquirer Fundamental Change, the Company shall make only one election, and the Company shall not change that election once it has first mailed any such notice or made any such public announcement or publication. However, if the Company elects to change the conversion right in connection with a Public Acquirer Fundamental Change as described in this Section 9 and that such Public Acquirer Fundamental Change ultimately is not consummated, then the Company shall not be obligated to give effect to that particular election.

      Section 10. Registration Procedures.

      (i) In the event the Company elects to make a dividend or Make-Whole Premium payment on the Series B Preferred Stock by delivery of Common Stock (the "Registrable Securities") in reliance on Section 2A(iv)(a) or Section 8A(iii)(a) hereof, the Company shall, subject to Section 10(ii) hereof, use its best efforts to maintain the effectiveness of the related registration statement (the "Resale Registration Statement"):

            (a) in the case of a payment of a dividend by delivery of Common Stock in reliance on Section 2A(iv)(a), for ten (10) consecutive days immediately following the time of delivery of such shares; and

            (b) in the case of a payment of a Make-Whole Premium by delivery of Common Stock in reliance on Section 8A(iii)(a) hereof, for 45 days immediately following the time of delivery of such shares, provided that the Company shall have the right to defer the availability of the Resale Registration Statement pursuant to the procedures set forth in Sections 10(ii)(a)(2) and 10(ii)(c) hereof for a maximum of 21 days in the aggregate, commencing on or after the 22nd day after the time of delivery of shares of Common Stock.

      (ii) If the Company has filed a Resale Registration Statement and such Resale Registration Statement has become effective, the following provisions shall apply:

            (a) Each Holder of Registrable Securities that wishes to sell its Registrable Securities pursuant to the Resale Registration Statement must give written notice to the Company at least two Business Days prior to any intended resale of Registrable Securities under the Resale Registration Statement, which notice shall specify the date on which such Holder intends to begin such distribution and such information with respect to such Holder and the intended distribution as may be reasonably required to amend the Resale Registration Statement or supplement the prospectus included therein with respect to such intended distribution (each Holder providing the notice described in this sentence and with respect to which the related Selling Period is continuing or has been deferred, a "Notice Holder"; each such notice, a "Selling Notice"). As soon as practicable after receipt of a Selling Notice by the Company, and in any event within two Business Days after such date, the Company shall either (1) provide a Selling Confirmation to such Notice Holder or (2) subject to Section 10(ii)(b), deliver a notice to such Notice Holder containing an instruction to defer the use by the Holder of the prospectus included in the Resale Registration Statement until the Company delivers a Selling Confirmation (such notice, a "Deferral Notice"), whereupon the Selling Period shall be deferred and shall commence upon the delivery of the aforementioned Selling Confirmation.

            (b) The Company shall issue a Deferral Notice pursuant to Section 10(ii)(a) only if:

                  (1) a Deferral Event has occurred and is continuing;

                  (2) the Selling Notice received by the Company relates to
            shares of Common Stock delivered in reliance on Section 8A(iii)(a) hereof; and

                  (3) the distribution of the shares of Common Stock to which the Selling Notice relates is intended to begin on or after the 22nd day after the time of delivery of such shares to the Notice Holder by the Company.

            (c) With respect to shares of Common Stock delivered in reliance on
      Section 8A(iii)(a) hereof, in the event a Deferral Event occurs during any existing Selling Period, the Company may elect to deliver a Deferral Notice to the relevant Holders, whereupon such Selling Period or Selling Periods shall be deferred until such later date as the Company delivers a Selling Confirmation (such period, the "Deferral Period"); provided that deferrals may not exceed 21 days in the aggregate.

            (d) A Notice Holder may sell all or any Registrable Securities pursuant to the Resale Registration Statement and the prospectus included therein only during its Selling Period, and a Notice Holder shall not sell any Registrable Securities pursuant to the Resale Registration Statement or the prospectus included therein during a Deferral Period or after the expiration of such Selling Period.

            (e) If, notwithstanding the Company's use of its best efforts to maintain the effectiveness of the Resale Registration Statement in accordance with Section 10(i) hereof, the Resale Registration Statement ceases to be effective, the Company shall notify all Notice Holders thereof and upon receipt of such notice, such Notice Holders shall cease use of the Resale Registration Statement until such Notice Holders have received a subsequent Selling Confirmation from the Company.

      Section 11. Recapitalizations, Reclassifications and Changes in the Company's Stock.

      (i) In the event of any reclassification of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger of the Company (other than with a Subsidiary of a Company) with or into another Person or any merger of another Person with or into the Company (other than a consolidation or merger in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or any sale or other disposition to another Person of all or substantially all of the assets of the Company (computed on a consolidated basis) (any of the foregoing, a

"Transaction"), upon conversion of its shares of Series B Preferred Stock, a Holder will be entitled to receive the kind and amount of securities (of the Company or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock was convertible into immediately prior to such Transaction, after giving effect to any adjustment event (the "reference property"). At and after the Effective Date of such Transaction, the Conversion Rate will be calculated based on the Fair Market Value of the reference property. The provisions of this Section 11(i) and any equivalent thereof in any such securities similarly shall apply to successive Transactions.

      (ii) In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in any Transaction, the Company shall make adequate provision whereby the Holders shall have a reasonable opportunity to determine the form of consideration into which all of the Series B Preferred Stock, treated as a single class, shall be convertible from and after the effective date of such Transaction. The determination: (a) will be made by Holders representing a plurality of shares of Series B Preferred Stock participating in such determination, (b) will be subject to any limitations to which all of the holders of Common Stock are subject, including, but not limited to, pro rata reductions applicable to any portion of the consideration payable in such Transaction and (c) will be conducted in such a manner as to be completed by the date which is the earlier of: (1) the deadline for elections to be made by holders of Common Stock, and (2) two Trading Days prior to the anticipated effective date of such Transaction.

      (iii) This provision does not limit the rights of Holders or of the Company in the event of a Fundamental Change, including a Holder's right to receive a Make-Whole Premium in connection with a conversion or the ability of the Company to elect to adjust the Conversion Rate pursuant to Section 9 hereof.

      Section 12. Consolidation, Merger and Sale of Assets.

      (i) The Company, without the consent of the Holders, may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Company; provided, however, that (a) the successor, transferee or lessee is organized under the laws of the United States or any political subdivision thereof; (b) the shares of Series B Preferred Stock will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, the Series B Preferred Stock had immediately prior to such transaction; and (c) the Company delivers to the Transfer Agent an Officer's Certificate and an Opinion of Counsel, acceptable to the Transfer Agent, stating that such transaction complies with this Certificate of Designations.

      (ii) Upon any consolidation by the Company with, or merger by the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the assets of the Company as described in Section 12(i) hereof, the successor resulting from such consolidation or into which the Company is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the shares of Series B Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Series B Preferred Stock. Nothing in this Section 12 limits the rights of Holders set out in Section 8 and Section 8A hereof.

      Section 13. SEC Reports.

      During the period commencing on the Issue Date and ending on the second anniversary of the Issue Date, if the Company shall have failed to file any annual reports on Form 10-K or quarterly reports on Form 10-Q with the SEC within 15 days after the deadline prescribed under the Exchange Act or the related rules and regulations promulgated thereunder for the filing of such report, the Dividend Rate shall increase by one percentage point (100 basis points) for the period beginning on and including the 16th day after the applicable deadline and ending on but excluding the day on which all such reports have been filed with the SEC and shall thereafter decrease by one percentage point (100 basis points) beginning on and including the day on which all such reports have been filed with the SEC.

      Section 14. Notices

      (i) When the Company is required, pursuant to this Certificate of Designations, to give notice to Holders by issuing a press release, rather than directly to holders, the Company shall do so in a public medium that is customary for such press release; provided, however, that in such cases, publication of a press release through the Dow Jones News Service shall be considered sufficient to comply with such notice obligation.

      (ii) When the Company is required, pursuant to this Certificate of Designations, to give notice to Holders without specifying the method of giving such notice, the Company shall do so by sending notice via first class mail or by overnight courier to the Holders of record as of a reasonably current date or by publication, as provided in Section 14(iii) hereof.

      (iii) When the Company is required, pursuant to this Certificate of Designations, to give notice by publication, the Company shall do so by publishing a notice in the national edition of The Wall Street Journal, The New York Times or a newspaper of national circulation chosen in good faith by the Company.

      (iv) When the Company is required to give notice herein to any Holder within a specified number of Trading Days prior to a specified event, the Company will identify such Trading Days in good faith based on its reasonable expectations for the application of the definition of "Trading Days" set forth herein. Any notice issued in reliance on such identification will satisfy the Company's obligation with respect to the timing of such notice, notwithstanding any subsequent events that may cause such days to fail to be Trading Days.

      Section 15. Form.

      (i) The shares of Series B Preferred Stock shall be issued in the form of one or more permanent global shares (each, a "share of Global Preferred Stock") in definitive, fully registered form with the global legend (the "Global Stock Legend") and, until such time as otherwise determined by the Company and the Transfer Agent, the restricted stock legend (the "Restricted Stock Legend"), each as set forth on the form of Series B Preferred Stock Certificate attached hereto as Exhibit B, which is hereby incorporated in and expressly made a part of the terms of the Series B Preferred Stock.

      (ii) Each share of Global Preferred Stock may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The shares of Global Preferred Stock shall be deposited on behalf of the Holders represented thereby with the Transfer Agent, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned and registered by the Transfer Agent as hereinafter provided.

      (iii) The aggregate number of shares represented by each share of Global Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and the Depositary or its nominee as hereinafter provided. This Section 15 shall apply only to a share of Global Preferred Stock deposited with or on behalf of the Depositary. The Company shall execute and the Transfer Agent shall, in accordance with this Section 15, countersign and deliver initially one or more shares of Global Preferred Stock that (a) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (b) shall be delivered by the Transfer Agent to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Transfer Agent as custodian for the Depositary pursuant to an agreement between the Depositary and the Transfer Agent.

      (iv) Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Certificate of Designations with respect to any share of Global Preferred Stock held on their behalf by the Depositary or by the Transfer Agent as the custodian of the Depositary, or under such share of Global Preferred Stock, and the Depositary may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such share of Global Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any shares of Global Preferred Stock.

      (v) Owners of beneficial interests in shares of Global Preferred Stock shall not be entitled to receive physical delivery of certificated shares of Series B Preferred Stock, unless (x) DTC is unwilling or unable to continue as Depositary for the shares of Global Preferred Stock and the Company does not appoint a qualified replacement for DTC within 90 days, (y) DTC ceases to be a "clearing agency" registered under the Exchange Act or (z) the Company decides to discontinue the use of book-entry transfer through DTC (or any successor Depositary). In any such case, the shares of Global Preferred Stock shall be exchanged in whole for certificated shares of Series B Preferred Stock in registered form, with the same terms and of an equal aggregate liquidation preference, and bearing a Restricted Stock Legend (unless the Company determines otherwise in accordance with applicable law). Certificated shares of Series B Preferred Stock shall be registered in the name or names of the Person or Persons specified by DTC in a written instrument to the Transfer Agent.

      (vi) (a) An Officer shall sign the share of Global Preferred Stock for the Company, in accordance with the Company's bylaws and applicable law, by manual or facsimile signature.

            (b) If an Officer whose signature is on a share of Global Preferred Stock no longer holds that office at the time the Transfer Agent countersigns the share of Global Preferred Stock, the share of Global Preferred Stock shall be valid nevertheless.

            (c) A share of Global Preferred Stock shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such share of Global Preferred Stock. The signature shall be conclusive evidence that such share of Global Preferred Stock has been authenticated under the terms of the Series B Preferred Stock. Each share of Global Preferred Stock shall be dated the date of its authentication.

      Section 16. Transfer of Securities.

      (i) The shares of Series B Preferred Stock, the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and any shares of Common Stock delivered as payment for a dividend or Make-Whole Premium pursuant to this Certificate of Designations (collectively, the "Securities") have not been registered under the Securities Act or any other applicable securities laws and may not be offered or sold except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from registration under the Securities Act and any other applicable securities laws, or in a transaction not subject to such laws.

      (ii) Notwithstanding any provision to the contrary herein, transfers of a share of Global Preferred Stock, in whole or in part, or of any beneficial interest therein, shall be made as follows:

            (a) Transfers of a share of Global Preferred Stock shall be limited to transfers of such share of Global Preferred Stock in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

            (b) If an owner of a beneficial interest in a share of Global Preferred Stock deposited with the Depositary or with the Transfer Agent as custodian for the Depositary wishes at any time to transfer its interest in such share of Global Preferred Stock bearing the Restricted Stock Legend to a Person who is eligible to take delivery thereof in the form of a beneficial interest in a share of Global Preferred Stock bearing the Restricted Stock Legend, such owner may, subject to the rules and procedures of the Depositary, cause the exchange of such interest for a new beneficial interest in the applicable share of Global Preferred Stock. Upon receipt by the Transfer Agent at its office in The City of New York of (1) instructions from the Holder directing the Transfer Agent to transfer its interest in the applicable share of Global Preferred Stock, such instructions to contain the name of the transferee and appropriate account information, (2) a certificate in the form of the Certificate of Transfer attached hereto as Exhibit C, given by the transferor, to the effect set forth therein, and (3) such other certifications, legal opinions and other information as the Company or the Transfer Agent may reasonably require to confirm that such transfer is being made in accordance with the transfer restrictions set forth in the Restricted Stock Legend, the Transfer Agent shall effect such transfer of such shares of Global Preferred Stock.

            (c) If a request is made by the owner of a beneficial interest to transfer its interest from a share of Global Preferred Stock bearing the Restricted Stock Legend to a share of Global Preferred Stock not bearing the Restricted Stock Legend, the transfer shall not be made unless there is delivered to the Company and the Transfer Agent such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that such shares of Series B Preferred Stock are not "restricted securities" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Transfer Agent shall instruct the Depositary to reduce or cause to be reduced such share of Global Preferred Stock bearing the Restricted Stock Legend by the number of shares of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the share of Global Preferred Stock that is being transferred, and concurrently with such reduction and debit, the Transfer Agent will instruct the Depositary to increase or cause to be increased the applicable share of Global Preferred Stock not bearing the Restricted Stock Legend by the aggregate number of shares being exchanged and to credit or cause to be credited to the account of the transferee the beneficial interest in the share of Global Preferred Stock that is being transferred.

      (iii) Except in connection with a registration statement relating to the Securities, if shares of Series B Preferred Stock in certificated form are delivered upon the transfer, exchange or replacement of shares of Series B Preferred Stock bearing the Restricted Stock Legend, or if a request is made to remove such Restricted Stock Legend on shares of Series B Preferred Stock, the shares of Series B Preferred Stock so issued shall bear the Restricted Stock Legend and the Restricted Stock Legend shall not be removed unless there is delivered to the Company and the Transfer Agent such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that such shares of Series B Preferred Stock are not "restricted securities" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Transfer Agent, at the direction of the Company, shall countersign and deliver shares of Series B Preferred Stock that do not bear the Restricted Stock Legend.

      (iv) Shares of Common Stock issued upon a conversion of the shares of Series B Preferred Stock bearing the Restricted Stock Legend or upon the payment of dividends or a Make-Whole Premium, prior to the second anniversary of the Issue Date, shall be in global form and bear a common stock legend, a form of which is attached hereto as Exhibit D (the "Restricted Common Stock Legend"). Transfers of shares of Common Stock held in certificated and global form may be effected in the same manner as transfers of the Series B Preferred Stock, mutatis mutandis.

      (v) The Company will refuse to register any transfer of Securities that is not made in accordance with the provisions of the Restricted Stock Legend or the Restricted Common Stock Legend, as applicable; provided that the provisions of this Section 16(v) shall not be applicable to any share of Series B Preferred Stock that does not bear any Restricted Stock Legend or any Restricted Common Stock Legend.

      Section 17. Fractional Shares.

      No fractional shares of Common Stock shall be issued to Holders. In lieu of any fraction of a share of Common Stock that would otherwise be issuable in respect of the aggregate number of shares of the Series B Preferred Stock surrendered by a Holder upon a conversion or issuable to a Holder in respect of a stock dividend or Make-Whole Premium payment made in shares of Common Stock, such Holder shall have the right to receive an amount in cash (computed to the nearest cent) equal to the same fraction of (a) in the case of any payment of a stock dividend or Make-Whole Premium, the Closing Sale Price on the Trading Day next preceding the issuance of such Common Stock or (b) in the case of Common Stock issuable upon conversion, the Closing Sale Price on the Trading Day next preceding the date of conversion.

      Section 18. Definitions.

      (i) "Agent Members" shall have the meaning ascribed thereto in Section 15(iv) hereof.

      (ii) "Board of Directors" shall have the meaning ascribed thereto in the preamble hereof.

      (iii) "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Transfer Agent.

      (iv) "Business Day" means any day other than a Saturday or Sunday or any other day on which banks in The City of New York are authorized or required by law or executive order to close.

      (v) "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.


      (vi) "Common Stock" shall mean the common stock, par value $0.10 per share, of the Company, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, merger, consolidation or similar transaction in which the Company is a constituent corporation.

      (vii) The "Closing Sale Price" of common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which such common stock is traded or, if such common stock is not listed on a United States national or regional securities exchange, as reported by Nasdaq or by the National Quotation Bureau Incorporated. In the absence of such a quotation, the Closing Sale Price of the Common Stock will be an amount determined in good faith by the Board of Directors to be the Fair Market Value of such Common Stock, and such determination shall be conclusive.

      (viii) "Company" shall have the meaning ascribed thereto in the preamble hereof.

      (ix) "Continuing Director" shall mean a director who either was a member of the Board of Directors on October 18, 2005 or who becomes a member of the Board of Directors subsequent to that date and whose election, appointment or nomination for election by the Company's stockholders, is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of that approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which that individual is named as nominee for director

      (x) "Conversion Price" shall mean the Liquidation Preference, divided by the Conversion Rate.

      (xi) "Conversion Rate" shall have the meaning ascribed thereto in Section 6(i) hereof.

      (xii) "Conversion Shares" shall have the meaning ascribed thereto in
Section 7(ii) hereof.

      (xiii) "Deferral Event" shall mean:

            (a) the issuance by the SEC of any stop order suspending the effectiveness of any Resale Registration Statement or the initiation of any proceedings for that purpose;

            (b) the receipt by the Company of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

            (c) the happening of any event that requires the making of any changes in any Resale Registration Statement or the prospectus delivered pursuant thereto, so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of such prospectus, in the light of the circumstances under which they were made) not misleading; or

            (d) the determination by the Company, in its reasonable judgment, that it is advisable to suspend use of a Resale Registration Statement or the related prospectus for compliance with any blackout period or insider trading policy established by the Company, the acquisition or divestiture of assets, earnings releases, pending corporate developments or similar events.

      (xiv) "Deferral Notice" shall have the meaning ascribed thereto in Section 10(ii)(a).

      (xv) "Deferral Period" shall have the meaning ascribed thereto in Section 10(ii)(c) hereof.

      (xvi) "Delayed Dividends" shall have the meaning ascribed thereto in
Section 2(vii) hereof.

      (xvii) "Depositary" shall mean Depository Trust Company ("DTC") or its successor depositary.

      (xviii) "DGCL" shall have the meaning ascribed thereto in the preamble hereof.

      (xix) "Distribution Date" shall have the meaning ascribed thereto in
Section 7(ii)(a) hereof.

      (xx) "Dividend Payment Date" shall mean January 15, April 15, July 15 and October 15 of each year (or the next succeeding Business Day if such date is not a Business Day), commencing January 15, 2006.

      (xxi) "Dividend Rate" shall have the meaning ascribed thereto in Section 2(i) hereof.

      (xxii) "Dividend Record Date" shall mean (a) with respect to a dividend payment other than Delayed Dividends, the first calendar day (or the next succeeding Business Day if such day is not a Business Day) of the calendar month in which such Dividend Payment Date falls and (b) with respect to delayed Delayed Dividends, the record date selected pursuant to Section 1(vii) hereof.

      (xxiii) "DTC" shall have the meaning ascribed thereto in paragraph (xvii) of this Section 18.

      (xxiv) "Effective Date" shall mean the date on which a Fundamental Change event occurs.

      (xxv) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      (xxvi) "Expiration Date" shall have the meaning ascribed thereto in
Section 8(iii) hereof.

      (xxvii) "Expiration Time" shall have the meaning ascribed thereto in
Section 7(i)(e) hereof.

      (xxviii) "Fair Market Value" means the amount that a willing buyer would pay a willing seller in an arm's length transaction.

      (xxix) "Forced Conversion" shall have the meaning ascribed thereto in
Section 5(i) hereof.

      (xxx) "Forced Conversion Date" shall have the meaning ascribed thereto in
Section 5(ii) hereof.

      (xxxi) "Fundamental Change" means (a) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that the person or group has become the direct or indirect ultimate "beneficial owner", as defined in Rule 13d-3 under the Exchange Act, of the common equity of the Company representing more than 50% of the voting power of its common equity; (b) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Subsidiary of the Company; provided, however, that a transaction where the holders of more than 50% of all classes of the common equity of the Company immediately prior to the transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee immediately after the event shall not be a Fundamental Change; (c) Continuing Directors cease to constitute at least a majority of the members of the Board of Directors; (d) the Company is liquidated or dissolved or holders of its Capital Stock approve any plan or proposal for its liquidation or dissolution; or (e) the Common Stock ceases to be listed on a national securities exchange or quoted on Nasdaq or another over-the-counter market in the United States; provided, however, that a Fundamental Change shall not be deemed to have occurred if at least 90% of the consideration (excluding cash payments for fractional shares and cash payment pursuant to dissenters' appraisal rights) in the transaction or transactions constituting the Fundamental Change consists of shares of common stock of a United States company with full voting rights traded on a national securities exchange or quoted on the NASDAQ National Market (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change) (such securities being referred to as "Publicly Traded Securities") and as a result of such transaction or transactions such Series B Preferred Stock become convertible into such Publicly Traded Securities (excluding cash payments for fractional shares).

      (xxxii) "Fundamental Change Notice Date" shall have the meaning ascribed thereto in Section 8(iii) hereof.

      (xxxiii) "Fundamental Change Option" shall have the meaning ascribed thereto in Section 8(ii) hereof.

      (xxxiv) "Global Stock Legend" shall have the meaning ascribed thereto in
Section 15(i) hereof.

      (xxxv) "Holders" shall have the meaning ascribed thereto in Section 2(i) hereof.

      (xxxvi) "Initial Six-Quarter Period" shall have the meaning ascribed thereto in Section 2(ii) hereof.

      (xxxvii) "Issue Date" shall mean October 24, 2005, the original date of issuance of the Series B Preferred Stock.

      (xxxviii) "Junior Stock" shall mean all classes of common stock of the Company and each other class of Capital Stock or series of preferred stock established after the Issue Date, by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series B Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

      (xxxix) "Liquidation Preference" shall have the meaning ascribed thereto in Section 2(i) hereof.

      (xl) "Make-Whole Premium" shall have the meaning ascribed thereto in
Section 8A(i) hereof.

      (xli) "Market Value" means, with respect to any date of determination, the average Closing Sale Price of the Common Stock for a five consecutive Trading Day period on the New York Stock Exchange (or such other national securities exchange or automated quotation system on which the common stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the Fair Market Value of the common stock) preceding the earlier of (i) the day preceding the date of determination and (ii) the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this definition, the term "ex date" when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the New York Stock Exchange or other principal U.S. securities exchange or quotation system on which the Common Stock is listed or quoted at that time, without the right to receive the issuance or distribution.

      (xlii) "Notice Holder" shall have the meaning ascribed thereto in Section 10(ii)(a) hereof.

      (xliii) "Officer" means the Chairman of the Board and President, Chief Executive Officer, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Company.

      (xliv) "Officer's Certificate" means a certificate signed by two Officers of the Company.

      (xlv) "Opinion of Counsel" shall mean a written opinion from legal counsel who is acceptable to the Company or the Transfer Agent. The counsel may be an employee of or counsel to the Company or Transfer Agent.

      (xlvi) "Parity Stock" shall mean the Series A Mandatory Convertible Preferred Stock and any class of Capital Stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on parity with the Series B Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

      (xlvii) "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

      (xlviii) "Public Acquirer Common Stock" shall have the meaning ascribed to such term in the definition of "Public Acquirer Fundamental Change" in paragraph
(xlix) of this Section 18.

      (xlix) "Public Acquirer Fundamental Change" means any acquisition of the Company pursuant to paragraph (b) of the definition of Fundamental Change that would otherwise obligate the Company to pay the Make-Whole Premium as described in Section 8A hereof in which the acquirer has a class of common stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change (the "Public Acquirer Common Stock"). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have Public Acquirer Common Stock if a corporation that directly or indirectly owns at least a majority of the acquirer, has a class of common stock satisfying the foregoing requirement and all references to Public Acquirer Common Stock will refer to such class of common stock. Majority owned for these purposes means having the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity's capital stock that are entitled to vote generally in the election of directors.

      (l) "Purchased Shares" shall have the meaning ascribed thereto in Section 7(i)(e) hereof.

      (li) "reference property" shall have the meaning ascribed thereto in
Section 11(i) hereof.

      (lii) "Registrable Securities" shall have the meaning ascribed thereto in
Section 10(i) hereof.

      (liii) "Resale Registration Statement" shall have the meaning ascribed thereto in Section 10(i) hereof.

      (liv) "Restated Certificate of Incorporation" shall have the meaning ascribed thereto in the preamble hereof.

      (lv) "Restricted Common Stock Legend" shall have the meaning ascribed thereto in Section 16(iv) hereof.

      (lvi) "Restricted Stock Legend" shall have the meaning ascribed thereto in
Section 15(i) hereof.

      (lvii) "SEC" shall have the meaning ascribed thereto in Section 2A(v)(4) hereof.

      (lviii) "Securities" shall have the meaning ascribed thereto in Section 16(i) hereof.

      (lix) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

      (lx) "Selling Confirmation" shall mean, with respect to a Notice Holder and a Selling Notice given by such Notice Holder, a written notice given by the Company to such Notice Holder instructing and notifying such Notice Holder that a Resale Registration Statement and the prospectus delivered pursuant thereto may be used during the applicable Selling Period to effect the transactions described in such Selling Notice and providing such other information as the Company deems necessary or appropriate to facilitate resales pursuant to such Resale Registration Statement.

      (lxi) "Selling Notice" shall have the meaning ascribed thereto in Section 10(ii)(a) hereof.

      (lxii) "Selling Period" shall mean, with respect to a Notice Holder and a Selling Notice given by such Notice Holder, a period commencing on the date such Notice Holder receives a Selling Confirmation in respect of the transactions described in such Selling Notice and ending on the earliest date on which the Company is no longer required to maintain the effectiveness of the applicable Resale Registration Statement, as such date may be extended as a result of any Deferral Period; provided, that such Selling Periods shall not include any period for which a deferral is effective in accordance with Section 10(ii)(a)(2) or 10(ii)(c) hereof.

      (lxiii) "Senior Stock" shall mean each class of Capital Stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

      (lxiv) "Series A Mandatory Convertible Preferred Stock" shall mean the series of preferred stock of the Company designated as the "5?% Series A Mandatory Convertible Preferred Stock."

      (lxv) "Series B Preferred Stock" shall have the meaning ascribed thereto in the preamble hereof.

      (lxvi) "share of Global Preferred Stock" shall have the meaning ascribed thereto in Section 15(i) hereof.

      (lxvii) "Subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (1) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (2) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

      (lxviii) "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on Nasdaq or, if the Common Stock is not quoted on Nasdaq, on the principal other market on which the Common Stock is then traded.

      (lxix) "Transaction" shall have the meaning ascribed thereto in Section 11(i) hereof.

      (lxx) "Transfer Agent" means Mellon Investor Services LLC unless and until a successor is selected by the Company, and then such successor.

      (lxxi) "Triggering Event" means a specified event the occurrence of which entitles the holders of rights, options or warrants to exercise such rights, option or warrants.

      (lxxii) "Volume-Weighted Average Price" means, as to the Common Stock per share on a Trading Day, the volume-weighted average price per share of Common Stock on the New York Stock Exchange (or such other national securities exchange or automated quotation system on which the common stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the Fair Market Value of the common stock, which determination shall be conclusive) from 9:30 a.m. to 4:30 p.m, New York City time, on that Trading Day, as displayed by Bloomberg Business News or such other comparable service determined in good faith by the Company that has replaced Bloomberg Business News.

      Section 19. Miscellaneous.

      (i) Notwithstanding any provision herein to the contrary, in accordance with Sections 5, 6, 7, 8 or 9, the procedures for conversion of shares of Series B Preferred Stock not held in certificated form will be governed by arrangements among the Depositary of the shares of Series B Preferred Stock, its participants and Persons that may hold beneficial interests through such participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the Depositary from time to time.

      (ii) The liquidation preference and the annual dividend rate set forth herein each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series B Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors (and such determination shall be conclusive) and submitted by the Board of Directors to the Transfer Agent.

      (iii) For the purposes of Section 7, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

      (iv) If the Company shall take any action affecting the Common Stock, other than any action described in Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the Holders, then the Conversion Rate for the Series B Preferred Stock may be adjusted, to the extent permitted by law, in such manner, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

      (v) The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversion of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock not theretofore converted. For purposes of this Section 19(v), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

      (vi) The Company covenants that any shares of Common Stock issued upon conversion of the Series B Preferred Stock or issued in respect of a stock dividend payment or a Make-Whole Premium payment shall be validly issued, fully paid and non-assessable.

      (vii) The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion of the Series B Preferred Stock pursuant thereto; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the Holder of the Series B Preferred Stock to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Company the amount of any such tax or established, to the reasonable satisfaction of the Company, that such tax has been paid or is not applicable.

      (viii) The Series B Preferred Stock is not redeemable.

      (ix) The Series B Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Company.

      (x) Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

      (xi) Series B Preferred Stock may be issued in fractions of a share which shall entitle the Holder, in proportion to such Holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of Holders of Series B Preferred Stock.

      (xii) Subject to applicable escheat laws, any monies set aside by the Company in respect of any payment with respect to shares of the Series B Preferred Stock, or dividends thereon, and unclaimed at the end of two years from the date upon which such payment is due and payable shall revert to the general funds of the Company, after which reversion the Holders of such shares shall look only to the general funds of the Company for the payment thereof. Any interest accumulated on funds so deposited shall be paid to the Company from time to time.

      (xiii) Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations or the Restated Certificate of Incorporation.

      (xiv) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

      (xv) If any of the voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

      (xvi) Shares of Series B Preferred Stock that (a) have not been issued on or before November 23, 2005 or (b) have been issued and reacquired in any manner, including shares of Series B Preferred Stock purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issuance of such shares as Series B Preferred Stock must be in compliance with the terms hereof.

      (xvii) If any of the Series B Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series B Preferred Stock certificate, or in lieu of and substitution for the Series B Preferred Stock certificate lost, stolen or destroyed, a new Series B Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series B Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series B Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent.


IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed by Nicholas J. Camera, Senior Vice President, General Counsel and Secretary of the Company, and attested by Steven C. Planchard, Vice President, Associate General Counsel and Assistant Secretary of the Company, this 24th day of October, 2005.

                                       THE INTERPUBLIC GROUP OF COMPANIES, INC.

                                       By:          /s/ Nicholas J. Camera
                                          --------------------------------------
                                          Name:   Nicholas J. Camera
                                          Title:  Senior Vice President,
                                                  General Counsel and Secretary

ATTEST:

By:          /s/ Steven C. Planchard
   --------------------------------------------
   Name:     Steven C. Planchard
   Title:    Vice President,
             Associate General Counsel and
             Assistant Secretary

                                    EXHIBIT A

                          FORM OF NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder in order to convert the 5 1/4% Series B Cumulative Convertible Perpetual
                                Preferred Stock)

The undersigned hereby irrevocably elects to convert (the "CONVERSION"), as of the date written below, ___ shares of 5 1/4 % Series B Cumulative Convertible Perpetual Preferred Stock (the "SERIES B PREFERRED STOCK"), represented by stock certificate No(s). ___ (the "PREFERRED STOCK CERTIFICATES") into shares of common stock, par value $0.10 per share ("COMMON STOCK"), of The Interpublic Group of Companies, Inc. (the "COMPANY") according to the conditions of the Certificate of Designations establishing the terms of the Series B Preferred Stock, dated October 24, 2005, as such may be amended from time to time (the "CERTIFICATE OF DESIGNATIONS"). If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Series B Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the "ACT") or pursuant to an exemption from registration under the Act.

The Company is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier as promptly as practicable following receipt of the original Preferred Stock Certificate(s) to be converted.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:                                 ______________________


Applicable Conversion Rate:                         ______________________


Number of Shares of Series B Preferred Stock:       ______________________


Number of Shares of Common Stock to be Issued:      ______________________


Signature: _______________________


Name: __________________________


Address(1): ________________________

Fax No.: _________________________


-------------
(1) Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

                                    EXHIBIT B

                  FORM OF SERIES B PREFERRED STOCK CERTIFICATE

        5 1/4% SERIES B CUMULATIVE CONVERTIBLE PERPETUAL PREFERRED STOCK
                    (Liquidation Preference $1,000 per Share)

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

              Incorporated under the Laws of the State of Delaware

CUSIP: 460690407
CERTIFICATE NUMBER 1
                               ___________ SHARES

      This represents and certifies that CEDE & CO is the owner of __________ fully paid and non-assessable shares of 5 1/4% Series B Cumulative Convertible Perpetual Preferred Stock (Liquidation Preference $1,000 per Share), of INTERPUBLIC GROUP OF COMPANIES, INC. (the "COMPANY") transferable upon the books of the company by the holder hereof in person or by the holder's duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Restated Certificate of Incorporation and all amendments thereto (copies of which are on file at the office of the company), to which the holder hereof by acceptance hereof expressly assents.

      THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER:

            (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933;

            (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), OR
      (D) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

            (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, FURNISH TO THE ISSUER AND TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT OF 1933.

IN WITNESS WHEREOF, The Interpublic Group of Companies, Inc. has executed this Certificate as of the date set forth below.

                                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                    Dated:
                                          ----------------------------------

                 TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing shares of Preferred Stock referred to in the within mentioned Certificate of Designations.

                                    as Transfer Agent

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:  Authorized Signatory

                                    Dated:
                                          --------------------------------------

                             REVERSE OF THE SECURITY

      The company will furnish to any stockholder, upon request and without charge, a full statement of the information required by Section 151(f) of the General Corporation Law of the State of Delaware with respect to the powers, designations, preferences and relative, participating, optional, or other special rights of the 5 1/4% Series B Cumulative Convertible Perpetual Preferred Stock (Liquidation Preference $1,000 per Share) and the qualifications, limitations or restrictions on those preferences or rights of such preferred stock and each other class or series authorized to be issued. Any such request must be made to the secretary of the company or to the Transfer Agent.

                                   ASSIGNMENT

      For Value Received, ___________hereby sells, assigns and transfers unto_________(print or typewrite name, address and social security or other identifying number of assignee) Shares of the stock represented by this Certificate, and does hereby irrevocably constitute and appoint________attorney, to transfer the said stock on the books of the within named company with full power of substitution in the premises.

Dated:_____________

                                            X___________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

                                    EXHIBIT C

               FORM OF CERTIFICATE OF TRANSFER OF PREFERRED STOCK
      (Transfers pursuant to Section 16 of the Certificate of Designations)

Re:  The Interpublic Group of Companies, Inc. (the "COMPANY")

5 1/4% SERIES B CUMULATIVE CONVERTIBLE PERPETUAL PREFERRED STOCK

      Reference is hereby made to the Certificate of Designations establishing the terms of the Series B Cumulative Convertible Perpetual Preferred Stock ("SERIES B PREFERRED STOCK"), dated October 24, 2005, as such may be amended from time to time (the "CERTIFICATE OF DESIGNATIONS"). Capitalized terms used but not defined herein shall have the respective meanings given to them in the Certificate of Designations.

      This Letter relates to _____ shares of Series B Preferred Stock (the "Securities"), which are held in the form of a Global Preferred Share (CUSIP NO. 460690407) with the Depositary in the name of __________ (the "TRANSFEROR") to effect the transfer of the Securities.

      In connection with such request, and in respect of such shares of Series B Preferred Stock, the Transferor does hereby certify that the shares of Series B Preferred Stock are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and
(ii) in accordance with their terms.

CHECK ONE BOX BELOW:

      (1) [ ] to a transferee that the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933 (the "SECURITIES ACT") purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

      (2) [ ] pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

      (3) [ ] in accordance with another exemption from the registration requirements of the Securities Act (based upon an opinion of counsel if the Company so requests); or

      (4) [ ] pursuant to a registration statement that has been declared effective under the Securities Act and which continues to be effective at the time of such transfer.

      Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
(2) or (3) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144.

                                                 [Name of Transferor]
                                                 By:__________________________
                                                 Name:
                                                 Title:

Dated: __________

                                    EXHIBIT D

                               COMMON STOCK LEGEND

      THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER:

            (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933;

            (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), OR
      (D) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

            (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, FURNISH TO THE ISSUER AND TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT OF 1933.


                                      D-1